UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No. )

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American National Insurance Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN NATIONAL INSURANCE COMPANY

One Moody Plaza

Galveston, Texas 77550

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING

To Be Held April 27, 2012

In Galveston, Texas

Notice is hereby given that the Annual Meeting of Stockholders of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (the “Company”), will be held in the Mary Moody Northen Auditorium of the American National Insurance Company Building, Second Floor, One Moody Plaza, Galveston, Texas, at 10:00 a.m. local time on April 27, 2012 for the following purposes:

1.	The election of a Board of nine (9) directors of the Company;

2.	Ratification of the appointment of KPMG LLP as auditors for 2012; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only holders of common stock of the Company of record at the close of business on March 1, 2012 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors

J. Mark Flippin, Secretary

March 21, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Stockholders’ Meeting to Be Held on April 27, 2012:

Our proxy materials relating to our 2012 Annual Meeting (notice, proxy statement, proxy and 2011 Annual Report) are available at the following website: https://materials.proxyvote.com/028591. This information as well as similar information relating to all of our future Annual Meetings will also be available by calling 1-888-252-0177 or by email at investorrelations@anico.com. We have elected to deliver a full set of proxy materials to all of our stockholders entitled to notice of and to vote at the annual meeting, and distribution will begin on or about March 21, 2012.

For the date, time and location of the 2012 Annual Meeting and an identification of the matters to be voted upon at the 2012 Annual Meeting, please see the “Notice of Annual Stockholders’ Meeting” above. For the Board’s recommendation regarding those matters, please refer to the accompanying proxy statement. For information on how to obtain directions to be able to attend the meeting and vote in person, please contact Investor Relations at 1-888-252-0177 or by email at investorrelations@anico.com.

AMERICAN NATIONAL INSURANCE COMPANY

One Moody Plaza

Galveston, Texas 77550

P R O X Y     S T A T E M E N T

For the Annual Meeting of Stockholders

To Be Held April 27, 2012

in the Mary Moody Northen Auditorium

on the Second Floor of the

American National Insurance Company Building

One Moody Plaza

Galveston, Texas 77550

INTRODUCTION

The Board of Directors of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (sometimes referred to in this proxy statement as the “Company,” “American National,” or as “we,” “us” and “our”), is soliciting your proxy for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. local time, on April 27, 2012 (the “Annual Meeting”), and at any adjournment thereof. At such meeting, the stockholders will consider and vote upon the items set forth in the attached Notice of Annual Stockholders’ Meeting. These proxy materials will be available over the Internet.

INFORMATION CONCERNING PROXY

All shares represented by duly executed proxies received by the Company will be voted in accordance with the instructions shown thereon. If no contrary instructions are given, such proxies will be voted FOR the election as directors of the Company of each of the director nominees named under Proposal 1 and FOR the approval of KPMG LLP as auditors for 2012. The Board of Directors does not know of any other matters to be acted upon at the Annual Meeting. As to any other matter of business that may properly be brought before the Annual Meeting, the enclosed proxy also confers discretionary authority upon the persons named therein to vote the shares represented by such proxy in accordance with their best judgment.

Any stockholder giving a proxy may revoke it by notice in writing addressed to the Secretary of the Company at One Moody Plaza, Galveston, Texas 77550, or by a proxy bearing a later date and properly signed, which may be delivered personally or by mail to the Secretary of the Company prior to the taking of a vote at the Annual Meeting. The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to give the Secretary of the Company notice of such stockholder’s intention to vote in person, in which event the proxy will not be used.

All costs of preparing, assembling and distributing the proxy materials and the cost of solicitation will be paid by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their beneficial owners. The Company has retained Broadridge Financial Solutions, Inc., Edgewood, New York, to distribute proxies. The aggregate cost of these services is not expected to exceed $32,000. The Company may also retain other firms or individuals to assist with the solicitation of proxies. Directors, officers and employees of the Company may also solicit some stockholders in person, or by telephone, email or facsimile, following solicitation by this proxy statement, but they will not be separately compensated for such solicitation services.

VOTING SECURITIES

As of the close of business on March 1, 2012, which has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 26,836,591 shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”) issued and outstanding and entitled to vote at the meeting. There were no other classes of shares issued and outstanding. An alphabetical list of all registered stockholders entitled to notice of and to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the meeting. Such list may be examined during business hours at the office of the Company’s Secretary, Eighth Floor, American National Insurance Company Building, One Moody Plaza, Galveston, Texas, during the ten (10) day period immediately prior to the Annual Meeting, and it will also be available at the meeting.

Each share of Common Stock entitles the holder to one vote in the determination of all matters to be brought before the meeting. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, and abstentions will be counted for the purpose of determining the number of votes cast on a given proposal. However, broker non-votes will not be considered present at the Annual Meeting for such proposals and thus will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which a majority is calculated. Any shares for which a broker or nominee does not have discretionary voting authority under applicable NASDAQ Stock Market, LLC (“NASDAQ”) rules will be considered as shares not entitled to vote and will not be considered in the tabulation of the votes. Votes cast at the Annual Meeting will be counted by the independent inspector(s) of election appointed by the Company.

The required vote for each of the proposals expected to be acted upon at the Annual Meeting is as follows:

Proposal 1 – Election of Directors. The affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote is required to elect each nominee for director. Abstentions with respect to any director nominee have the effect of a vote against such nominee.

Please note that NASDAQ rules do not give brokers discretionary authority to vote on the election of directors. This means that your broker, bank, or other nominee cannot vote your shares unless you provide it with voting instructions. Therefore, if you hold shares of our Common Stock in street name and do not provide voting instructions to your broker, bank, or other nominee, your shares will not be voted on the election of directors.

Proposal 2 – Ratification of the appointment of KPMG LLP as auditors for 2012. The appointment of KPMG LLP as the Company’s auditors for 2012 will be ratified by the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions will have the same effect as voting against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the close of business on March 1, 2012, we had 26,836,591 shares of our Common Stock issued and outstanding. There were no other classes of shares issued and outstanding. The following table sets forth information as of March 1, 2012 concerning each person or group owning more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% Beneficial Owners:

THE MOODY FOUNDATION(1) 2302 Postoffice Street, Suite 704 Galveston, Texas 77550	6,157,822		22.95%
LIBBIE SHEARN MOODY TRUST(2) c/o Moody National Bank Trust Division 2302 Postoffice Street Galveston, Texas 77550	9,949,585		37.07%
MOODY NATIONAL BANK TRUST DIVISION, TRUSTEE(4) 2302 Postoffice Street Galveston, Texas 77550	12,167,507	(3)	45.34%

(1)

The Moody Foundation is a charitable trust classified as a private foundation established in 1942 by W. L. Moody, Jr., and his wife, Libbie Shearn Moody, for charitable and educational purposes. The Trustees of The Moody Foundation are Robert L. Moody, Sr., our Chairman of the Board and Chief Executive Officer, Frances Anne Moody-Dahlberg, one of our directors, and Ross Rankin Moody. Frances Anne Moody-Dahlberg and Ross Rankin Moody are children of Robert L. Moody, Sr.

(2)

The Libbie Shearn Moody Trust is a split-interest trust with both charitable and non-charitable beneficiaries. Such trust was established in 1943 and funded by a residuary bequest under the Will of Libbie Shearn Moody. Moody National Bank is the Trustee of the Libbie Shearn Moody Trust and, as such, has voting power with respect to the 9,949,585 shares of our Common Stock owned by such Trust.

(3)

The Moody National Bank Trust Division is Trustee of the Libbie Shearn Moody Trust, and this number includes the 9,949,585 shares of our Common Stock owned by the Libbie Shearn Moody Trust. Management has been advised that, in addition to acting as Trustee of and voting the Common Stock owned by the Libbie Shearn Moody Trust, the Moody National Bank Trust Division also acts as (i) trustee for and votes the 1,155,000 shares of our Common Stock owned by the W.L. Moody, Jr. Trust for Grandchildren (“Trust 19”) (see “Security Ownership of Directors and Executive Officers” for additional information regarding Trust 19); (ii) agent for and votes 896,678 shares of our Common Stock held pursuant to an Agency and Investment Services Agreement for the benefit of The Moody Endowment, a non-profit corporation; and (iii) trustee or agent for and votes the 166,244 shares of our Common Stock owned by other trusts. Accordingly, the Moody National Bank Trust Division, as trustee, agent or custodian, votes an aggregate of 12,167,507 shares, which constitutes 45.34% of our outstanding shares.

(4)

Management has been advised that Moody Bank Holding Company, Inc. (“MBHC”), which is wholly-owned by Moody Bancshares, Inc. (“Bancshares”), owns approximately 97.8% of the common stock of Moody National Bank. Management has further been advised that the Three R Trusts, trusts created by Robert L. Moody, Sr. for the benefit of his children (two of whom, Russell S. Moody and Frances Anne Moody-Dahlberg, are among our directors, and one of whom, Robert L. Moody, Jr., is an advisory director), own 100% of Bancshares’ Class B Stock (which elects a majority of Bancshares’ directors) and 51.3% of Bancshares’ Class A Stock. Accordingly, the Three R Trusts, through ownership of Bancshares, control Moody National Bank.

The Trustee of the Three R Trusts is Irwin M. Herz, Jr., one of our advisory directors, and a partner in Greer, Herz & Adams, L.L.P., One Moody Plaza, 18th Floor, Galveston, Texas, General Counsel to us and counsel to Moody National Bank, Bancshares and MBHC. Robert L. Moody, Sr. is Chairman of the Board, Chief Executive Officer and a director of Moody National Bank, Bancshares and MBHC.

The beneficial ownership information shown for the Moody National Bank Trust Division is based on information contained in an amended Schedule 13G filed jointly on February 10, 2012 by the Moody National Bank Trust Division, Bancshares, MBHC, Three R Trusts, and Irwin M. Herz, Jr. (the “Amended 13G”). According to the Amended 13G, the Libbie Shearn Moody Trust has shared voting power with respect to 9,949,585 shares of our Common Stock; the Moody National Bank Trust Division, Bancshares and MBHC have shared voting power with respect to 12,167,507 shares of our Common Stock and shared investment power with respect to 17,869 shares of our Common Stock; the Three R Trusts and Irwin M. Herz, Jr. have shared voting power with respect to 12,177,057 shares of our Common Stock and shared investment power with respect to 27,419 shares of our Common Stock; and Irwin M. Herz, Jr. has sole voting and investment power with respect to 16,815 shares of our Common Stock. Subsequent to the filing of the Amended 13G, Mr. Herz acquired sole voting and investment power with respect to an additional 187 shares of our Common Stock as a result of the March 1, 2012 conversion of restricted stock units issued to him as an advisory director of the Company in 2011. According to the Amended 13G, Bancshares, MBHC, Three R Trusts and Irwin M. Herz, Jr. disclaim beneficial ownership with respect to the shares of our Common Stock beneficially owned by the Moody National Bank Trust Division. In addition, Irwin M. Herz, Jr. disclaims beneficial ownership with respect to the 9,550 shares of our Common Stock beneficially owned by the Three R Trusts. The principal address of the Libbie Shearn Moody Trust, the Moody National Bank Trust Division, Bancshares and MBHC is as shown in the table above. The principal address of the Three R Trusts is 2302 Postoffice, Suite 702, Galveston, Texas 77550, and the principal address of Irwin M. Herz, Jr. is One Moody Plaza, 18th Floor, Galveston, Texas 77550.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The information contained in the following table is given with respect to the ownership of our Common Stock as of the close of business on March 1, 2012 by each of our directors, each of the executive officers named in the Summary Compensation Table, and for our directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Arthur O. Dummer	5,177 1,751	(1) Direct (2) Indirect	* *
Dr. Shelby M. Elliott	4,917	(1) Direct	*
Frances Anne Moody-Dahlberg(3)	8,187	(4) Direct	*
	6,157,822	(5) Indirect	22.95%
Robert L. Moody, Sr.(3)(6)	496,759	(7) Direct	1.85%
	557,025	(8)(9) Indirect	2.08%
	6,157,822	(5) Indirect	22.95%
Russell S. Moody(3)	8,187	(4) Direct	*
William L. Moody IV(3)(6)	98,490	(4) Direct	*
James E. Pozzi	662	Direct	*
Frank P. Williamson	6,967	(1) Direct	*
James D. Yarbrough	8,250	(4) Direct	*
G. Richard Ferdinandtsen	66,000	(10) Direct	*
John J. Dunn, Jr.	0		*
Ronald J. Welch	2,761 700	Direct (2) Indirect	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
All Directors(11) and Executive Officers as a Group	759,047	Direct	2.83%
	6,721,811	Indirect	25.05%

	7,480,858		27.88%

*	Less than 1%.
(1)	Includes 4,667 shares of our Restricted Stock.
(2)	Shares owned by a family trust.
(3)

Robert L. Moody, Sr. and William L. Moody IV are life income beneficiaries of Trust 19. Frances Anne Moody-Dahlberg and Russell S. Moody, two of our directors, and Robert L. Moody, Jr., one of our advisory directors, are children of Robert L. Moody, Sr. and, as such, have a contingent residuary interest in his beneficial interest in Trust 19. The numbers in the table above do not include shares held in Trust 19. (See Footnote 3 under “Security Ownership of Certain Beneficial Owners” above for additional information about Trust 19).

(4)	Includes 6,000 shares of our Restricted Stock.
(5)	These shares are owned by The Moody Foundation, of which Frances Anne Moody-Dahlberg and Robert L. Moody, Sr. are Trustees. (See “Security Ownership of Certain Beneficial Owners” above).
(6)

Robert L. Moody, Sr. and William L. Moody IV are life income beneficiaries of the Libbie Shearn Moody Trust. Robert L. Moody, Sr. has advised management that he has assigned all of his life income interest in such trust to National Western Life Insurance Company, a Colorado insurance company controlled by him. The numbers in the table above do not include shares held in the Libbie Shearn Moody Trust. (See Footnote 2 under “Security Ownership of Certain Beneficial Owners” above for additional information about such trust).

(7)	Includes 150,000 shares of our Restricted Stock.
(8)

Robert L. Moody, Sr. is the sole owner of the 1% general partner in the M-N Family Limited Partnership (the “M-N Partnership”), which owns 507,025 shares of our Common Stock. As the sole owner of the general partner of the M-N Partnership, Robert L. Moody, Sr. has the indirect power to manage the assets of the M-N Partnership, including voting the M-N Partnership’s 507,025 shares of our Common Stock.

(9)

Robert L. Moody, Sr. is a 1% general partner in the RLMFLP Limited Partnership (the “RLMFLP Partnership”), which owns 50,000 shares of our Common Stock. As the sole general partner of the RLMFLP Partnership, Robert L. Moody, Sr. has the power to manage the assets of the RLMFLP Partnership, including voting the RLMFLP Partnership’s 50,000 shares of our Common Stock.

(10)	Includes 50,000 shares of our Restricted Stock.
(11)	Includes our Advisory Directors, whose security ownership is described in the next section below.

SECURITY OWNERSHIP OF ADVISORY DIRECTORS

The information contained in the following table is given with respect to the ownership of our Common Stock as of the close of business on March 1, 2012 by each of our advisory directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Irwin M. Herz, Jr.(1)	17,002	(2) Direct	*
R. Eugene Lucas	8,934	(2) Direct	*
	13	(3) Indirect	*
E. Douglas McLeod	14,250	(2)	*
Robert L. Moody, Jr.	1,583 4,000	(4) Direct (5) Indirect	* *
*	Less than 1%.
(1)

According to an amended Schedule 13G filed jointly on February 10, 2012 by the Moody National Bank Trust Division, Bancshares, MBHC, Three R Trusts, and Irwin M. Herz, Jr., Mr. Herz may have beneficial ownership of the shares of our Common Stock beneficially owned by the Moody National Bank Trust Division and the shares of our Common Stock beneficially owned by the Three R Trusts; however, Mr. Herz disclaims beneficial ownership of such shares. Accordingly, such shares are not included in this table. (See Footnote 4 under “Security Ownership of Certain Beneficial Owners” above for additional information regarding such amended Schedule 13G).

(2)	Includes 6,000 shares of our Restricted Stock.
(3)	Shares owned by spouse.
(4)	Includes 1,333 shares of our Restricted Stock.
(5)	Shares of our Restricted Stock.

Unless otherwise noted, the information shown in the previous three tables was obtained from ownership disclosures furnished to us by each of the persons or entities listed or from other communications with such persons or entities.

PROPOSAL 1.

ELECTION OF DIRECTORS

Nine (9) directors of the Company are to be elected at the Annual Meeting to serve until our Annual Meeting of Stockholders to be held in April 2013. All nominees now serve as directors of the Company, with the exception of James E. Pozzi, who was nominated to replace outgoing director G. Richard Ferdinandtsen. In connection with his intended retirement as our President and Chief Operating Officer, effective May 1, 2012, Mr. Ferdinandtsen withheld his name from nomination as a director; however, he will begin serving as an advisory director of the Company immediately following the Annual Meeting. All nominees have consented to be nominated as directors and to be named in this proxy statement. Accordingly, it is not contemplated that any nominee named herein will be unwilling or unable to serve as a director. However, if either of such events should occur, the enclosed proxy permits the persons named in the proxy to vote the shares represented by the proxy in favor of such person or persons as our Board of Directors may nominate upon the recommendation of the Nominating Committee.

The Board has determined that Arthur O. Dummer, Dr. Shelby M. Elliott, W. L. Moody IV, Frank P. Williamson and James D. Yarbrough, currently directors, continue to be “independent” as defined in the NASDAQ listing standards.

Board Recommendation: The Board of Directors recommends a vote “FOR” each of the director nominees named under this Proposal 1.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS

The following information is given with respect to the nominees for election at the Annual Meeting:

Name	Age	Principal Occupation and Background	Year First Elected to Board
Arthur O. Dummer	78

President, The Donner Company (privately owned actuarial consulting company), Salt Lake City, Utah since 1985; Director of Casualty Underwriters Insurance Company, Salt Lake City, Utah (privately owned insurance company); President and Director of Western United Holding Company, Spokane, Washington (privately owned insurance holding company); Director of American Underwriters Insurance Company (privately owned insurance company); Past Chairman of the Board of Directors of the National Organization of Life and Health Guaranty Associations, Herndon, Virginia; Past Director of American Community Mutual Insurance Company, Livonia, Michigan (mutual insurance company); Past Director of Beneficial Life Insurance Company, Salt Lake City, Utah; Aurora National Life Assurance Company, Los Angeles, California; Continental Western Life Insurance Company, Des Moines, Iowa; Utah Home Fire Insurance Company, Salt Lake City, Utah; and PHA Life Insurance Company, Portland, Oregon (all privately owned insurance companies); Past Director of National Western Life Insurance Company.(1)

Mr. Dummer is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries. He has fifty-two years of experience in the insurance industry, including service as the former Chief Examiner and Actuary of the Utah Insurance Department. His extensive background in the insurance industry and his knowledge of actuarial and accounting issues are valuable to our Board’s discussion of these issues.

			2004

Name	Age	Principal Occupation and Background	Year First Elected to Board
Dr. Shelby M. Elliott	85

President-Emeritus of Texas Chiropractic College since 2004; President of Texas Chiropractic College from 1990 through 2003; Director of Moody National Bank from March 2000 to March 2004; Past Director of First Texas Bank, Vidor, Texas (privately owned bank); Past Director of Yettie Kersting Memorial Hospital, Liberty, Texas; and Past Chairman of the American Chiropractic Association.

Dr. Elliott brings solid administrative and executive skills to our Board from his service as President of Texas Chiropractic College. His experience in the health care field, both as a practitioner and an educator, enables him to provide a unique perspective to our Board. Dr. Elliott is a member of the American Chiropractic Association, the Texas Chiropractic Association and the Florida Chiropractic Association.

			2004

Frances Anne Moody-Dahlberg	42

Executive Director of The Moody Foundation (charitable and educational foundation) since 1998, and a Trustee of The Moody Foundation since 2004; Director of National Western Life Insurance Company since 1990(1); Director of Gal-Tex Hotel Corporation (hotel management corporation) from March 2000 to December 2003(2); Director of The Moody Endowment (charitable organization) from 1991 to February 2004.

Ms. Moody-Dahlberg has twenty-five years of experience as a member of our Board. Her service as Executive Director of The Moody Foundation, one of the largest charitable foundations in the State of Texas, provides her with valuable insight regarding the concerns of our significant non-profit stockholders.

			1987

Robert L. Moody, Sr.	76

Chief Executive Officer since July 1991 and Chairman of the Board since 1982; Chairman of the Board, Chief Executive Officer and Director of Moody National Bank; Chairman of the Board, Chief Executive Officer and Director of National Western Life Insurance Company(1); Trustee of The Moody Foundation (charitable and educational foundation).

Mr. Moody has a lifetime of experience in the financial services industry, serving as a director or executive officer of a variety of insurance and banking interests. He has served on our Board for over fifty years and has served as our Chairman for thirty years. His wealth of experience as our Chairman and Chief Executive Officer provides our Board with an insightful, long-term perspective of our Company’s challenges, opportunities and operations.

			1960

Russell S. Moody	50

Investments, League City, Texas, since 2003. Director of National Western Life Insurance Company since 1988(1); Director of The Moody Endowment since July 2009 and Director of Transitional Learning Center at Galveston since July 2009 (charitable organizations); Director of Gal-Tex Hotel Corporation (hotel management company) from March 2000 to December 2003(2).

Mr. Moody has served as a member of our Board for twenty-six years. Along with his sister, Frances Anne Moody-Dahlberg, Mr. Moody helps to represent the concerns of our significant non-profit stockholders. Mr. Moody serves as a director of The Moody Endowment, a charitable organization that owns nearly 900,000 shares of our Common Stock.

			1986

Name	Age	Principal Occupation and Background	Year First Elected to Board
William L. Moody IV	87

Investments and Ranching, Oil and Gas, Galveston, Texas, since 1959; Trustee, Board of Trustees of Rosenberg Library (charitable organization); Trustee, University of Texas Medical Branch Development Board (charitable organization); President and Director of Moody Ranches, Inc. (investments and ranching); Director of American National Life Insurance Company of Texas (subsidiary life insurance company).

Mr. Moody’s sixty-one years of service as a member of our Board and his background as an investor, rancher and oilman bring a valuable perspective to the Board’s discussion of how the past challenges that have faced the Company may impact present and future opportunities.

			1951

James E. Pozzi(3)	61

Senior Executive Vice President, Chief Administrative Officer of the Company since 2008. Previously Senior Executive Vice President, Corporate Planning, Systems and Life Administration of the Company from 2004-2008.

Mr. Pozzi has been an officer of the Company for thirty-six years. His service as Chief Administrative Officer has provided him with intimate knowledge of our operations.

			New nominee

Frank P. Williamson	79

Retired Pharmacist, since 2009; Director of The Moody Endowment and Transitional Learning Center at Galveston (charitable organizations); Director and Member of the Executive Committee and Governance Committee of American National Life Insurance Company of New York (subsidiary life insurance company); Director of SM&R Investments, Inc. and American National Investment Accounts, Inc. from 1997 to March 2004 (mutual funds formerly advised by a Company subsidiary).

Mr. Williamson’s thirty-four years of experience as a small business owner brings a comprehensive view of business operations to our Board. His years of service as a pharmacist bring a unique perspective and contribute to the diversity of experience represented on our Board.

			2004

James D. Yarbrough	56

Owner and Consultant, James D. Yarbrough & Co., since October 2011, and October 1989 through December 1994 (privately owned contract management and financial consulting firm); Director of Economic Development, City of Galveston, Texas, February 2011 through September 2011; County Judge, County of Galveston, Texas, 1995 through 2010; Director and Member of the Governance and Executive Committees of American National Life Insurance Company of New York (subsidiary life insurance company); Member, Galveston County Economic Development Alliance; Advisory Director, Texas First Bank - Galveston, Galveston, Texas (privately owned bank); Ex-Officio Director, Texas City-LaMarque Chamber of Commerce; Member, Development and Advisory Council, University of Houston - Clear Lake, Houston, Texas.

Judge Yarbrough has management experience in both the private and public sectors, including sixteen years as the chief executive of the County of Galveston. In the private sector, he has served as a bank president, owner of a business consulting firm, and director of numerous interests. This varied experience makes him a valuable contributor to the Board’s deliberations.

			2001

(1)	Robert L. Moody, Sr. is Chairman of the Board, Chief Executive Officer and controlling stockholder of National Western Life Insurance Company, a publicly traded life insurance company.
(2)	The Moody Foundation owns 34.0% and the Libbie Shearn Moody Trust owns 50.2% of Gal-Tex Hotel Corporation.
(3)

Mr. Pozzi is being nominated to replace outgoing director G. Richard Ferdinandtsen, who is currently our President and Chief Operating Officer. Effective May 1, 2012, Mr. Ferdinandtsen intends to resign as President and Chief Operating Officer of the Company. The Board currently expects to elect Mr. Pozzi as President of the Company following Mr. Ferdinandtsen’s resignation. Additionally, immediately following the Annual Meeting, Mr. Ferdinandtsen will begin serving as an advisory director of the Company. The Board also currently expects to elect Mr. Ferdinandtsen as Vice Chairman of the Board following his resignation.

INFORMATION CONCERNING ADVISORY DIRECTORS

The Board of Directors has appointed the following persons as our advisory directors. Our advisory directors serve at the pleasure of the Board. Although advisory directors do not vote on matters considered by the Board, we benefit from their experience and advice. Advisory directors receive the same compensation and benefits as our directors who are not also our officers.

The following information is given with respect to our advisory directors:

Name	Age	Principal Occupation and Background	Year First Appointed Advisory Director	Years Served as a Director
Irwin M. Herz, Jr.	71	Since 1980, Partner of Greer, Herz & Adams, L.L.P., General Counsel to the Company; Trustee of the Three R Trusts (trusts for the benefit of the children of Robert L. Moody, Sr.). Mr. Herz’s service as a director of numerous insurance companies, including over thirty years on our Board, has provided him with extensive knowledge of the insurance industry. In addition, his background as a corporate and commercial lawyer provides an invaluable source of knowledge and problem-solving skills to the Board.	2004	1981 to 1983; 1984 to 2004

R. Eugene Lucas	86

Since 1971, President and Director of Gal-Tex Hotel Corporation (hospitality and hotel management company) (1); President of Gal-Tenn Hotel Corporation, LHH Hospitality, LLC, Colorado Landmark Hotels, LLC, Kentucky Landmark Hotels, LLC, and Virginia Landmark Hotels, LLC (hospitality and hotel management companies); Director of Colonel Museum, Inc. (charitable corporation); President and Director of 1859-Beverage Company (hospitality company).

Mr. Lucas has served on our Board for over thirty years, including twenty-three years as a member of our Audit Committee. In addition, Mr. Lucas provides our Board with the perspective of an experienced and knowledgeable executive officer outside of the insurance industry. He has been associated with Gal-Tex Hotel Corporation since 1941, including over forty years as its President.

			2004	1981 to 2004

E. Douglas McLeod	70

Since 1982, Director of Development of The Moody Foundation (charitable and educational foundation); Chairman and Director of Moody Gardens, Inc. (charitable corporation); Attorney; Director of National Western Life Insurance Company since 1979(2); Director of ANREM Corporation (subsidiary real estate management corporation); Vice President and Director of Colonel Museum, Inc. (charitable organization); Director, San Jacinto Museum of History (charitable organization); Past Director and past Chairman of Center for Transportation and Commerce (charitable organization); Past Director and Executive Board Member, South Texas College of Law (law school); Past Member of State House of Representatives of the State of Texas (terms ended January 1983).

Mr. McLeod has experience as a lawyer and public servant, including as a state legislator, as well as experience in real estate development and non-profit administration. He brings a varied set of problem-solving skills and valuable insight to the Board.

			2004	1984 to 2004

Robert L. Moody, Jr.	52

Since 1986, President and Director of Moody Insurance Group, Inc. (privately owned insurance agency); Director of Moody National Bank; Director of ANREM Corporation (subsidiary real estate management corporation); Director of HomeTown Bank, National Association (national bank); Director of The Moody Endowment (charitable organization).

Mr. Moody is the owner of Moody Insurance Group, Inc., a marketing consultant to the Company and one of the many significant producers marketing our products. Through this insurance agency experience, Mr. Moody brings the valuable perspective of an agent to our Board’s deliberations. In addition, Mr. Moody’s experience as an entrepreneur provides him with a broad perspective of business operations.

			2009	1982 to 1987

(1)	The Moody Foundation owns 34.0% and the Libbie Shearn Moody Trust owns 50.2% of Gal-Tex Hotel Corporation.
(2)	Robert L. Moody, Sr. is Chairman of the Board, Chief Executive Officer and controlling stockholder of National Western Life Insurance Company, a publicly traded life insurance company.

Family Relationships

Robert L. Moody, Sr., our Chairman of the Board and Chief Executive Officer, is the cousin of William L. Moody IV, one of our directors, and the brother-in-law of E. Douglas McLeod, one of our advisory directors. Russell S. Moody and Frances Anne Moody-Dahlberg, two of our directors, are children of Robert L. Moody, Sr. Robert L. Moody, Jr., a son of Robert L. Moody, Sr. and brother of Russell S. Moody and Frances Ann Moody-Dahlberg, is one of our advisory directors.

DIRECTOR ATTENDANCE AT MEETINGS

During the fiscal year ended December 31, 2011, the Board of Directors of the Company held a total of five (5) meetings. All of the nominees for director who served as directors during the past year and all of the advisory directors attended at least 75% of the aggregate of (1) the total number of such meetings and (2) the total number of meetings held by all committees of the Board on which such nominees served during such year. It is the Company’s policy that all directors should make an effort to attend the Company’s annual meeting of stockholders. All directors attended the 2011 Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure

The Board believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director most experienced with our business and most capable of effectively identifying present and future strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company does not have a lead independent director. Our independent directors bring experience, oversight and expertise from outside the Company and the industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and the Board, which are essential to effective governance.

The Board’s Role in Risk Oversight

The Company is exposed to a number of risks and undertakes enterprise risk management reviews to identify and evaluate these risks and to develop plans to manage them effectively. Two committees lend support to the Board in reviewing the Company’s consideration of material risks and overseeing the Company’s management of material risks. First, the Management Risk Committee coordinates the risk management efforts that occur within our business segments to (i) ensure alignment between our risk-taking activities and strategic objectives and (ii) ensure consistent application of enterprise risk management processes across all business units. The Management Risk Committee provides periodic reports to the Board of Directors concerning the Company’s risk management, which may cover risk identification, risk limits and related significant breaches, returns on risk-adjusted capital, and information related to the development of the Company’s enterprise risk management program. The Management Risk Committee is comprised of several members of our senior management team and is chaired by the Senior Executive Vice President, Corporate Risk Officer & Chief Actuary. Second, the Audit Committee of the Board of Directors makes inquiries to senior management about the Company’s risk assessment and risk management policies, including risks related to our financial position and internal controls. These policies address our major financial risk exposures and the steps management has taken to monitor and mitigate these risks.

Additionally, our Board Compensation Committee considers risks that may result from our compensation policies, including working directly with senior management to determine whether such programs improperly encourage management to take risks relating to our business and/or whether risks arising from our compensation programs are likely to have a material adverse effect on the Company.

Independent Directors and Executive Sessions

The Board has determined, after considering all of the relevant facts and circumstances, that Arthur O. Dummer, Dr. Shelby M. Elliott, W. L. Moody IV, Frank P. Williamson and James D. Yarbrough are “independent” from management in accordance with the NASDAQ listing standards. To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with us. In making this determination, the Board considered the fact that W. L. Moody IV is related to other members of the Board and determined that the familial relationship did not impair his independence.

Our independent directors meet in executive session at least twice per year, generally in connection with the April and October Board meetings.

Board Committees

The Company’s Board has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The Compensation Committee of the Board of Directors is referred to herein as the Board Compensation Committee to distinguish it from the Management Compensation Committee.

The following sets forth Committee memberships as of the date hereof:

Director	Audit Committee	Compensation Committee	Nominating Committee	Executive Committee
James D. Yarbrough	X	XX
Arthur O. Dummer(1)	XX
Dr. Shelby M. Elliott		X	XX
Frank P. Williamson	X	X	X
William L. Moody IV				X
Robert L. Moody, Sr.				XX
G. Richard Ferdinandtsen				X

X = Member

XX = Committee Chair

(1)	The Board has determined that Mr. Dummer is the financial expert on the Audit Committee, as defined by NASDAQ’s rules and by the Securities Exchange Act of 1934.

Audit Committee

Arthur O. Dummer, Chairman, Frank P. Williamson and James D. Yarbrough are the present members of the Audit Committee. The Audit Committee held thirteen (13) meetings during the Company’s last fiscal year. The Audit Committee is responsible for, among other matters, recommending the appointment of independent auditors for the Company, reviewing the activities and independence of such independent auditors, including the plan and scope of the audit and audit fees, monitoring the adequacy of the Company’s reporting and internal controls, reviewing related party transactions, recommending the inclusion of the Company’s audited financial statements in the Company’s Annual Report, and meeting periodically with management and the Company’s independent auditors. Pursuant to the NASDAQ Marketplace Rules and applicable independence requirements under the Securities Exchange Act of 1934, the Board has determined that all of the members of the Audit Committee are independent.

The Board of Directors has adopted a written Charter of the Audit Committee, and the Audit Committee reviews the Charter annually. The Audit Committee Charter is posted on the Company’s website and can be viewed by going to www.anico.com/InvestorRelations/CorporateGovernance/index.htm and clicking “Audit Committee Charter.” You may also obtain a printed copy of the Charter at no charge by writing the office of the Secretary at One Moody Plaza, Galveston, Texas 77550.

Board Compensation Committee

The Board Compensation Committee was established in 1975 to make recommendations as to the compensation of the Company’s executive officers. The present members of such committee are James D. Yarbrough, Chairman, Dr. Shelby M. Elliott and Frank P. Williamson. Pursuant to the NASDAQ Marketplace Rules, all of the members of the Compensation Committee are independent. The Board Compensation Committee held five (5) meetings during the Company’s last fiscal year.

The Board of Directors has adopted a written Charter of the Board Compensation Committee, and the Board Compensation Committee reviews the Charter annually. The Board Compensation Committee Charter is posted on the Company’s website and can be viewed by going to www.anico.com/InvestorRelations/CorporateGovernance/index.htm and clicking “Compensation Committee Charter.” You may also obtain a printed copy of the Charter at no charge by writing the office of the Secretary at One Moody Plaza, Galveston, Texas 77550. A description of the Company’s process and procedures for the consideration and determination of executive compensation is provided below in the Compensation Discussion and Analysis.

Nominating Committee

The Nominating Committee was established in 2004 to recommend to the Board director nominees to be submitted for election at each Annual Meeting of Stockholders. While there are no specific minimum qualifications that a potential nominee must possess, director nominees are evaluated based upon, among other things, their integrity, diversity of experience, business or other relevant experience, leadership, the ability to exercise sound judgment, satisfaction of applicable independence standards, civility, and ability to devote sufficient time to Board matters. The Board of Directors and the Nominating Committee believe that, based on their knowledge of the needs and qualifications of the Board at any given time, the Board, with the help of the Nominating Committee, is best equipped to select nominees that will result in a well-qualified and well-rounded Board of Directors. The Nominating Committee may (but is not required to) consider candidates suggested by management or other members of the Board. In addition, the Nominating Committee may (but is not required to) consider stockholder recommendations for candidates to the Board. In order to recommend a candidate to the Board, stockholders should submit the recommendation to the Chairperson of the Nominating Committee in the manner described in the section of this proxy statement titled “Communications with the Board of Directors.”

In making its nominations, the Board and the Nominating Committee identify nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the criteria for Board service are re-nominated. As to potential new candidates, it is expected that the Board and the Nominating Committee would discuss among themselves and members of management their respective recommendations and any recommendations submitted by stockholders and evaluate the qualifications, experience and background of the potential candidates. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is valuable that Board members represent diverse experience and viewpoints.

Dr. Shelby M. Elliott, Chairman, and Frank P. Williamson are the present members of the Nominating Committee. Pursuant to the NASDAQ Marketplace Rules, both members of the Nominating Committee are independent. The Nominating Committee held one (1) meeting during the prior fiscal year. The Board of Directors has adopted a written Charter of the Nominating Committee, and the Nominating Committee reviews the Charter annually. The Nominating Committee Charter is posted on the Company’s website and can be viewed by going to www.anico.com/InvestorRelations/CorporateGovernance/index.htm and clicking “Nominating Committee Charter.” You may also obtain a printed copy of the Charter at no charge by writing the office of the Secretary at One Moody Plaza, Galveston, Texas 77550. After receiving the Nominating Committee’s recommendations, the full Board nominates the slate of directors to be presented to the Company’s stockholders at the Annual Meeting.

Executive Committee

The Executive Committee was established in 1977 to act on behalf of the full Board of Directors, within certain limitations, between regular Board meetings. The present members of such committee are Robert L. Moody, Sr., Chairman; G. Richard Ferdinandtsen; and W. L. Moody IV. The Executive Committee held one (1) meeting during the Company’s last fiscal year.

Consideration of Risks from Compensation Policies and Practices

In early 2012, at the request of the Board Compensation Committee, Frederic W. Cook & Co., Inc. (“Cook & Co.”), the committee’s independent compensation consultant, performed an assessment of our compensation policies and practices to determine whether those programs encourage excessive risk taking that is reasonably likely to have a material adverse effect on the Company as a whole. Based on the findings of this assessment, the committee concluded that our compensation programs do not present any such material adverse risk. In reaching such conclusion, the Board Compensation Committee considered the size of our Company and the following features of our compensation programs and policies that discourage excessive or unnecessary risk taking:

•	appropriate pay philosophy, peer group for comparison purposes, and market positioning to support core business objectives;

•	conservative overall pay positioning;

•	payment of 40% of any annual incentive awards earned in restricted stock units (30% for the Chairman and CEO) with three-year vesting;

•

effective balance in: (i) short- and long-term performance focus; (ii) corporate, business unit, and individual performance focus and measurement; and (iii) financial and non-financial performance measurements used that are well balanced between growth, profitability, return on capital, and other relevant measures in the industry;

•	a cap on non-equity incentive compensation payable to our executive officers;

•	the adoption of stock ownership guidelines for executive officers; and

•	independent Board Compensation Committee oversight.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following is a list of our executive officers, other than Messrs. Moody and Pozzi, who are also director nominees, their current ages, and their positions and offices for the past five years. For executive officers who have been with us for less than five years, information is also provided with respect to the nature of their responsibilities undertaken with their prior employers during such time.

Name of Officer	Age	Position (Year Elected to Position)
G. Richard Ferdinandtsen*	75	President (2000) and Chief Operating Officer (1997)

Ronald J. Welch	66	Senior Executive Vice President, Corporate Risk Officer & Chief Actuary (2008); Senior Executive Vice President, Chief Actuary and Chief Corporate Risk Management Officer (2004-2008)

David A. Behrens	49	Executive Vice President, Independent Marketing (1999)

John J. Dunn, Jr.	53	Executive Vice President, Corporate Chief Financial Officer (July 2010) & Treasurer (March 2011); Vice President International Accounting of Ally Financial, Inc. (formerly GMAC, Inc.) (2009 – May 2010)(charged with responsibility for auto finance and insurance accounting outside of the U.S. and Canada for this financial services provider); Vice President and Chief Financial Officer (2007-2009) of GMAC Insurance (charged with overall responsibility for the finance and accounting areas)

Gregory V. Ostergren	56	Executive Vice President, Director of Multiple Line (2000)

Hoyt J. Strickland	55	Executive Vice President, Career Sales and Service Division (February 2012); Senior Vice President, Career Sales and Service Division (April 2009); National Field Director, Career Sales and Service Division (2001 – April 2009)

Dwain A. Akins	60	Senior Vice President, Corporate Affairs, Chief Compliance Officer (2006)

Albert L. Amato, Jr.	63	Senior Vice President, Life Insurance Administration (1994)

Scott F. Brast	48	Senior Vice President, Real Estate / Mortgage Loan Investments (2005)

Frank V. Broll, Jr.	62	Senior Vice President & Actuary (2005)

William F. Carlton	53	Senior Vice President & Corporate Controller (2010); Vice President and Controller (2007-2010)

Gordon D. Dixon	66	Senior Vice President, Stock/Bond Investments (2011); Senior Vice President, Securities Investments (2004-2011)

Bernard S. Gerwel	53	Senior Vice President, Chief Information/Innovation Officer Multiple Line (2010); Senior Vice President, Chief MLEA Administrative Officer (2006-2010)

Rex D. Hemme	63	Senior Vice President & Actuary (2005)

Johnny D. Johnson	59	Senior Vice President, Corporate Chief Information Officer (2008); Senior Vice President, Chief Information Officer (2007)

Bruce M. LePard	55	Senior Vice President, Human Resources (2006)

James W. Pangburn	55	Senior Vice President, Credit Insurance (2004)

Ronald C. Price	60	Senior Vice President, Chief Marketing Officer – Career Life Agencies (2004)

Steven H. Schouweiler	65	Senior Vice President, Health Insurance Operations (1998)

Shannon L. Smith	52	Senior Vice President, Chief Multiple Line Marketing Officer (July 2008); Program Marketing Manager of Meadowbrook Insurance Group (April 2008 – July 2008)(charged with identifying and developing business opportunities and creating and managing programs to enhance growth of this specialty property and casualty insurance holding company); Vice President – Marketing and Distribution of Lincoln General Insurance Company (July 2003 – October 2007)(charged with developing marketing and distribution strategies for this provider of property and casualty insurance to the transportation industry)

*	Effective May 1, 2012, Mr. Ferdinandtsen intends to resign as President and Chief Operating Officer of the Company. The Board currently expects to elect Mr. Pozzi as President of the Company following Mr. Ferdinandtsen’s resignation. Additionally, immediately following the Annual Meeting, Mr. Ferdinandtsen will begin serving as an advisory director of the Company. The Board also currently expects to elect Mr. Ferdinandtsen as Vice Chairman of the Board following his resignation.

There are no arrangements or understandings pursuant to which any officer was elected. All officers are elected annually by the Board of Directors and serve until their successors are elected and qualified, unless otherwise specified by the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis explains the philosophy underlying our compensation strategy and the fundamental elements of compensation paid to our executive officers included in the Summary Compensation Table, to whom we refer collectively as our “Named Executive Officers.” The Named Executive Officers for 2011 were:

•	Robert L. Moody, Sr., Chairman of the Board of Directors and CEO (“CEO”)

•	G. Richard Ferdinandtsen, President and Chief Operating Officer (“President”)

•	James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer

•	Ronald J. Welch, Senior Executive Vice President, Corporate Risk Management Officer and Chief Actuary

•	John J. Dunn, Jr., Executive Vice President, Corporate Chief Financial Officer and Treasurer

The overall goal of our executive compensation program is to retain and reward leaders who create long-term value for our stockholders. With this goal in mind, our compensation program is designed to:

•	Attract and retain experienced, highly qualified individuals who are in a position to make significant contributions to our success;

•	Drive exceptional performance and motivate our executive officers to achieve desired financial results;

•	Encourage our executives to develop a significant ownership stake in our company; and

•	Align the interests of our executive officers with the long-term interests of our stockholders.

Our Board Compensation Committee (the “Committee”) has oversight responsibility for our compensation program. The key components of the program include base salary, cash incentive awards and long-term equity-based incentive awards. The annual and long-term incentive opportunities for our executives are based 100% on performance relative to a range of measures that are aligned with long-term stockholder value creation and outcomes that each executive has the ability to impact.

Highlights of our 2011 Executive Compensation Program:

At last year’s Annual Meeting, our stockholders approved in a non-binding advisory vote our executive compensation for 2010 as disclosed in our 2011 Proxy Statement (the “say-on-pay” vote). The Committee viewed the affirmative vote by a substantial majority of our stockholders (over 96% of the votes cast) as a strong indication of support for our compensation policies and practices. At such meeting, our stockholders also approved by a substantial majority, in a separate non-binding advisory vote, a three-year frequency for holding future say-on-pay votes. As such, we intend to hold the next say-on-pay vote at our Annual Meeting in 2014. The Committee viewed these results as strong support for the compensation programs already in place for 2010 and, therefore, made only minor changes for 2011.

•

Base Salaries in 2011. In response to competitive market base salary information provided to the Committee by its independent compensation consultant, the salaries of our Senior Executive Vice President and Chief Administrative Officer and our Executive Vice President and Chief Financial Officer were increased, as shown in the Summary Compensation Table below. Base salaries for the other Named Executive Officers were unchanged, as they were considered competitive.

•

Bonus Opportunities Under the 2011 Executive Incentive Compensation Plan (“EICP”). No changes were made to the target bonus opportunities for our Named Executive Officers in 2011. We also continued to use the same performance measures for our Named Executive Officers, although the goals associated with those measures were adjusted to reflect changes in performance expectations. We made a change in 2011 to modify the cap on the annual bonus that can be earned by executive officers. In prior years, the aggregate bonus that could be earned by an executive officer was capped at the aggregate bonus that would be earned if all performance measures were satisfied at Level 2 (this is the target level; the incentive bonus structure is explained in more detail below). As modified, an executive officer (other than the CEO) can earn an incentive award in excess of the incentive award he would receive if all performance measures were satisfied at Level 2, up to a cap at Level 3 performance; however, the amount earned in excess of the aggregate target (Level 2), if any, is awarded solely in restricted stock units (“RSUs”).

•

Long-Term Incentives. Long-term incentives are delivered in the form of RSUs, and the grant value of RSUs delivered is based on performance under the EICP, as described below. In 2011, the vesting period for RSUs awarded under the EICP was lengthened from two to three years.

Other Significant Recent Compensation Changes and Best Governance Practices

In recent years, we have instituted a number of compensation changes intended to increase the alignment between stockholder interests and those of our executives, or otherwise to adopt additional best practices in corporate governance.

•

In 2009, the salary of the CEO was substantially restructured, with his base salary being reduced from $5 million to $2 million, together with increasing his performance-based incentive opportunity, thereby shifting a significant amount from fixed to variable “at risk” pay.

•

In 2009, the EICP, which previously paid annual incentive awards solely in cash, was modified so that 40% of the awards (30% in the case of the CEO) is paid in the form of RSUs vesting two years after the date of award; the vesting period was lengthened to three years in 2011.

•	Stock ownership guidelines for executive officers and directors were adopted in February 2011, as described below under “Stock Ownership Guidelines.”

•	In early 2012, we adopted a clawback policy, described below, that applies when inaccurate financial statements have affected incentive award payments to executive officers.

•	We do not grant or maintain any severance or employment agreements, nor do we provide any tax reimbursements or gross-ups for any of the Named Executive Officers.

•	Our securities trading guidelines preclude the Named Executive Officers from transactions involving puts or calls, and short sales, of our stock.

•	The Committee’s independent compensation consultant performs no services for us other than those that support the needs of the Committee.

•	The Committee is comprised entirely of independent directors and, beginning in 2012, will conduct regular executive sessions with its independent consultant without management present.

Elements of Compensation

The following table lists the primary elements of our executive compensation program and the primary purpose of each element. Additional explanation of each element will be provided below under “Elements of Compensation Provided to the Named Executive Officers.”

Element	Purpose

Base Salary	Provides a fixed level of competitive compensation.

Annual Incentive Compensation	Focuses executive attention on key financial and operational performance measures under the EICP.

Long-Term Incentive Compensation, consisting in 2011 of RSUs awarded under the EICP as a fixed percentage of any annual incentive compensation earned	Aligns executives’ interests with those of our stockholders and helps retain executive talent.

Retirement Benefits, consisting of qualified and non-qualified Company pension plans and the Company’s 401(k) plan	Assists executives in providing for their and their families’ long-term financial security and future well being.

Health and Welfare Benefits (consisting of basic and supplemental health insurance, disability protection, and life insurance)	Assists executives in providing for their and their families’ current well being and protection.

Approach for Determining Form and Amount of Compensation

The Committee oversees the compensation policies and programs for our senior officers, including the Named Executive Officers, and our equity-based incentive compensation plans. The Committee is supported in its role by our Management Compensation Committee. The Management Compensation Committee is comprised of three of our most senior officers: G. Richard Ferdinandtsen, President and Chief Operating Officer; James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer; and Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary.

The compensation process for our Named Executive Officers and other executive officers begins with an annual evaluation by the Management Compensation Committee, which considers Company performance against the stated performance measures and goals for the year, each executive officer’s individual performance over the prior year, any changes in responsibilities, internal equity and consistency, and the future potential of each executive officer. The process also considers competitive market data available from a peer group of comparable insurance companies, and nationally published compensation surveys obtained from a range of industry and general market sources. The Management Compensation Committee formulates recommendations based on this process for all executive officers other than the CEO and the President. Recommendations with respect to Mr. Pozzi and Mr. Welch are made solely by the President. After review and approval of the recommendations by the CEO, they are presented to the Committee for its consideration. The Committee evaluates these recommendations and develops its own recommendations for the CEO and the President, with the advice of its independent outside consultant.

To evaluate the compensation of our executive officers relative to market comparables and to better inform the Committee in making fiscal 2011 compensation decisions, the Committee engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”), a national compensation consulting firm, to conduct a review of our executive officer compensation practices relative to our peer group and nationally published market surveys of executive compensation practices. Cook & Co. is independent of us and has no relationship with us other than assisting the Committee with its executive compensation practices. After considering the Management Compensation Committee’s recommendations and Cook & Co.’s report, the Committee submitted its compensation recommendations to our Board of Directors for their consideration. The Board of Directors unanimously approved those recommendations.

During 2011, Cook & Co. performed the following services for the Committee:

•	Evaluated the competitive positioning of our executive officers’ base salaries, annual incentives and long-term incentive compensation relative to our primary peers and the broader insurance industry;

•	Briefed the Committee on executive compensation trends among our peers and the broader industry, developments related to our executive compensation program, and legislative changes;

•	Provided ongoing advice to the Committee as needed for periodic requests related to the determination of the amount and form of executive compensation; and

•

Provided an assessment of our compensation policies and practices to determine whether they encourage excessive risk taking that is reasonably likely to have a material adverse effect on the Company as a whole.

The Committee has established procedures that it considers adequate to ensure that the compensation consultant’s advice to the Committee remains objective and is not influenced by our management. These procedures include the following: a direct reporting relationship of the consultant to the Committee chairman; a provision in the Committee’s engagement letter with Cook & Co. specifying the information, data, and recommendations that can and cannot be shared with management; and an annual update to the Committee on Cook & Co.’s financial relationship with us, including a summary of the work performed for us during the preceding twelve months. Additionally, Cook & Co. has no service lines other than executive compensation consulting, so the potential for any conflict of interest as a result of providing other services to us is eliminated. With the consent of the Committee chair, the independent compensation consultant may, from time to time, contact our executive officers for information necessary to complete its assignments and may make reports and presentations to and on behalf of the Committee that the executive officers also receive.

All of the decisions with respect to determining the amount or form of executive compensation under our executive compensation program are ultimately made by our Board of Directors upon the recommendation of the Committee and may reflect factors and considerations other than the information and advice provided by the compensation consultant.

How We Determine Each Element of Compensation

In determining the amounts of each element of compensation and the aggregate compensation for our Named Executive Officers, we review market practices as described under “Market Comparisons” below. We do not use any specific formulae or attempt to satisfy any specific ratio for compensation among our executive officers. We also do not generally target any particular allocation for base salary, annual incentive, or long-term equity awards as a percentage of total compensation. Target compensation levels are decided subjectively based on a review of relevant market practices, the responsibilities and future potential of each executive, internal equity considerations, and each executive’s ability to impact financial and operational results. Historically, our compensation program has more heavily emphasized fixed compensation, while many of our peers place a greater emphasis on incentive compensation. In 2009, however, we modified our compensation program to significantly increase the proportion of performance-based compensation paid to our Named Executive Officers.

Market Comparisons

During early 2011, Cook & Co. evaluated the total direct compensation (consisting of base salary, annual incentives, and long-term incentives) of our Named Executive Officers relative to market practices. The compensation of each of our Named Executive Officers was compared to that of individuals in comparable positions among a peer group of companies listed below, and to nationally published compensation survey data.

The peer group consists of companies that compete with us for talent, face similar challenges in the financial services sector, and have senior executives with comparable responsibilities. As of the date of Cook & Co.’s report, peer group revenues for the prior four quarters ranged from approximately $1.0 billion to $5.0 billion (median revenues of approximately $3.4 billion), and assets ranged from approximately $7.3 billion to $52.0 billion (median assets of approximately $16.0 billion). Our total revenues were approximately $3.0 billion in 2011, and our assets were approximately $22.3 billion at the end of 2011, placing us toward the middle of the revenue and asset range of the peer group. The peer group is comprised of the following companies:

W.R. Berkley Corporation	Cincinnati Financial Corporation

The Hanover Insurance Group, Inc.	HCC Insurance Holdings, Inc.

Horace Mann Educators Corporation	Old Republic International Corporation

Phoenix Companies, Inc.	Protective Life Corporation

StanCorp Financial Group, Inc.	Torchmark Corporation

Transatlantic Holdings, Inc.	Kemper Corporation

White Mountains Insurance Group, Ltd.

The published survey data covers a broader set of companies, including many if not all of the peer companies within the insurance industry. The specific surveys used for fiscal 2011 were:

•	Mercer 2010 Benchmark Database (containing tabular data of insurance companies with assets greater than $5 billion);

•	Mercer 2010 Financial Services Survey Suite – Insurance Compensation Survey;

•	Towers Watson 2010/2011 Top Management Calculator (containing insurance industry data regressed to each executive’s individual scope as measured in assets); and

•	LOMA’s 2010 Executive Compensation Survey Report (containing tabular insurance industry data from companies with assets between $5 billion and $30 billion).

Cook & Co.’s evaluation for 2011found that the total direct compensation of our CEO was in the top quartile of the peer group and survey data, while total direct compensation for the other Named Executive Officers generally approximated the median of the peer group and survey data, with the President somewhat above the range and the Chief Financial Officer somewhat below the range. The Committee determined that the positioning of the Named Executive Officers was appropriate given their respective levels of experience and performance, with the exception of Messrs. Pozzi and Dunn, who were determined to have base salaries below the market. As such, the Committee increased base salaries for Messrs. Pozzi and Dunn but did not increase target total direct compensation for any of the other Named Executive Officers.

Elements of Compensation Provided to the Named Executive Officers

Base Salary

Base salary is an important component of total compensation for our Named Executive Officers, and it is vital to our goal of recruiting and retaining executive officers with proven abilities. Base salaries are determined for each Named Executive Officer based on abilities, qualifications, accomplishments, and prior work experience. Adjustments are considered annually based on current market data, the consistency of the executive officer’s individual performance over the prior year, changes in responsibilities, future potential and internal equity.

A significant change was made to the base salary of our CEO in 2009. As part of an effort to shift the pay mix away from fixed compensation into incentive-based compensation, the base salary of the CEO was reduced from $5 million to $2 million. Correspondingly, his annual performance-based incentive opportunity was increased. This shift better aligned the pay mix of the CEO with the market, and this compensation mix remained unchanged in 2011. The base salaries of Messrs. Pozzi and Dunn were increased by approximately 9.4% and 11.1%, respectively, because their salaries were found to be below market in our benchmarking study. Salaries of our other Named Executive Officers remained unchanged.

Name/Title	2010 Base Salary		2011 Base Salary	Percentage Increase
Robert L. Moody, Sr., Chairman of the Board and CEO	$2,000,000		$2,000,000	0.0%

G. Richard Ferdinandtsen, President and Chief Operating Officer	$1,000,000		$1,000,000	0.0%

James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	$425,759		$465,759	9.4%

Ronald J. Welch, Senior Executive Vice President, Corporate Risk Management Officer and Chief Actuary	$408,887		$408,887	0.0%

John J. Dunn, Jr., Executive Vice President, Corporate Chief Financial Officer and Treasurer	$300,000	*	$333,333	11.1%

*	Mr. Dunn began his service with us on August 16, 2010. The base salary shown represents the annualized amount of the $112,500 he actually received as base salary during 2010.

Annual Incentive Compensation

Our Named Executive Officers participate in the EICP. Eligibility to participate in the EICP is determined by the Committee and approved by the Board of Directors. Payouts are based on actual performance relative to predetermined performance objectives across a range of performance measures that an executive has the ability to impact. All incentive compensation is subject to review and approval by the Committee and the Board of Directors, both at the time of the setting of the performance objectives and at the time of payment of the annual incentive award. In order to receive an incentive compensation payout, an executive must be employed by us at the time of payout; provided, however, that in the event of death, disability or normal retirement after the age of 65 prior to such payout, the payout will be prorated for the portion of the calendar year up to the date of death, disability or retirement.

Incentive Opportunities: Annual incentive opportunities are expressed as a specified percentage of base salary. For each applicable performance measure, there are threshold (Level 1), target (Level 2), and maximum (Level 3) levels of performance objectives. For each performance measure, the payout for threshold (Level 1) performance is equal to 50% of the target (Level 2) performance payout, and the payout for maximum (Level 3) performance is equal to 150% of the target performance payout. The earned percentage is prorated for performance between levels. For example, if performance is halfway between Level 1 and Level 2, a Named Executive Officer would receive his Level 1 award plus one-half of the additional award attributable to Level 2 achievement for that measure.

In 2011, the cap on the aggregate annual incentive that can be earned by our executive officers was modified. In 2009 and 2010, our executive officers were not permitted to earn an aggregate annual incentive award in excess of the amount each would receive if he were to satisfy all performance measures at Level 2 (target). For 2011, this limitation on the aggregate incentive award was removed for all executive officers other than our CEO. For the particular percentage of base salary earned as incentive compensation in excess of the aggregate target amount, the entire amount of such excess award will be paid in RSUs. This change is intended to give executives an opportunity to earn above-target payouts for superior performance and also to enhance the long-term retention incentive provided to our executives through RSU awards. The CEO’s aggregate incentive award for 2011 remained limited to the aggregate target (Level 2) incentive award.

Incentive Payouts: Prior to 2009, annual incentive awards were settled entirely in cash, and separate long-term incentives were awarded under the Company’s 1999 Stock and Incentive Plan. In 2009, however, we modified the EICP to make a portion of the incentive award subject to longer-term performance. The total incentive, when earned at the end of each year, is paid out 60% in cash and 40% in RSUs for each of the Named Executive Officers, except the CEO. The Committee determined that since the CEO is already a significant stockholder and his base salary was substantially reduced for 2009, his annual incentive would be paid 70% in cash and 30% in RSUs. RSUs have no voting or dividend rights until such time as they become vested and are converted into shares of our Common Stock. We believe that payment of a portion of the annual incentive in RSUs better aligns our pay-mix with market practices and encourages each Named Executive Officer to remain a major contributor to our future growth and success because the executive bears the market risk of the value of our Common Stock from the time the RSUs are first awarded until the time the RSUs vest and are converted into shares.

The EICP total target annual and long-term incentive opportunity for the CEO is 385% of base salary (see table below) and, as stated above, it is also capped at this level. In setting this target incentive level for the CEO, the Committee noted that the combined annual and long-term incentive awards for CEOs in the peer group were 300% of base salary at the median and 420% of base salary at the 75th percentile. Thus, the CEO’s combined annual and long-term incentive opportunity of 385% is consistent with the aggregate annual and long-term incentive opportunity of the peer group.

The aggregate annual incentive award earned that is allocable to RSUs is divided by the market price of our Common Stock on a predetermined date to set the number of RSUs awarded to each Named Executive Officer. Fractional RSUs are not awarded, but paid in cash. RSUs granted to our Named Executive Officers under the 2011 EICP are subject to a three-year ratable vesting schedule, rather than two-year cliff vesting (the vesting schedule that applied to the RSUs awarded to the Named Executive Officers under the 2009 and 2010 EICPs). One-third of the RSUs granted for 2011 performance will vest on each of the first, second and third anniversaries of the grant date provided the executive is employed on the vesting date. We believe this change from two-year cliff vesting to three-year ratable vesting will enhance the long-term retention incentive provided to our executives by these awards. The employment service requirement will be waived in the event of death, disability or normal retirement after the age of 65, and RSUs will immediately convert to shares of Common Stock upon any such event.

Our CEO and our President are eligible to receive quarterly incentive payments under the EICP. Because the potential incentive payout for these two Named Executive Officers constitutes a substantial portion of their compensation, the Committee decided to spread the payout throughout the year. Quarterly payments are based on the total incentive award projected for the year based on year-to-date performance following the end of the first three quarters of the year. The amount payable for any quarter is discounted by 20%, and then pro-rated by the percentage of the annual incentive to be paid in cash. Amounts paid in prior quarters are subtracted from payments due in subsequent quarters. The total cash incentive awards earned by our CEO and our President for 2011 performance were $5,390,000 and $960,000, respectively. Of these amounts, $3,234,000 and $379,352 were paid to our CEO and our President, respectively, for the first three quarters of 2011, and the remaining cash incentive payments of $2,156,000 and $580,648, respectively, were made in February 2012.

Performance Measures: The Committee generally establishes specific performance measures and the corresponding levels of performance objectives for each of our Named Executive Officers after consideration of our annual corporate plan and after review of recommendations from the Management Compensation Committee. The specific performance measures and performance objectives for the 2011 EICP were approved in February 2011 and communicated to the Named Executive Officers in March 2011.

Named Executive Officers are reasonably likely to meet some, but not all, Level 1 objectives. The Committee considers Level 2 objectives to be aggressive. Level 3 objectives are established at levels above and beyond the expected achievement associated with a particular performance measure. Achievement of an aggregate Level 2 payout generally means that the Named Executive Officer’s performance has met yearly objectives established under our annual corporate plan.

Performance measures used in the 2011 EICP are listed and explained below. Specific performance measures and their relative weight are selected for each Named Executive Officer based on the financial and operational measures that he has the ability to impact. Not all measures are used for every Named Executive Officer.

1.	Consolidated Operating Revenues. This is total revenues less amounts reported as realized gains and losses.

2.	Five Year Average Adjusted After-Tax Net Gain from Operations (as a percentage of stockholders’ dividends). Adjusted after-tax net gain from operations is equal to net income less after-tax net realized gains and losses.

3.	Return on Equity from Insurance Lines (adjusted for unusual items). This is after-tax net gain from operations for the insurance lines (adjusted for unusual items) divided by the equity assigned to the insurance lines.

4.	Total Corporate Return on Equity: This is adjusted gain divided by total shareholder equity. Adjusted gain is consolidated net income, adjusted for changes in unrealized capital gains/losses, and adjusted for unusual items.

5.	Weighted Direct Earned Premium: This is the total weighted direct earned premium, which is premium income to us that is weighted in accordance with industry standards for measuring premium. Pursuant to such standards, recurring premiums are weighted at 100%; single life premiums, excess life premiums, and annuity deposits are weighted at 10%; and credit insurance premiums are weighted at 15% of the actual amount received. Direct earned premium refers to premium actually received.

6.	Home Office Expenses: This is the actual controllable non-distribution related operating expenses for our home office in Galveston, Texas, and our San Antonio and League City, Texas operations.

7.	Timeliness of Report: This represents the average working days past the end of the month until our monthly operating reports are distributed, excluding the month of January and the end of each quarter.

Adjustments may be made for extraordinary occurrences in a particular year that are not expected to recur. Any such adjustments must be approved by the Committee. No such adjustments were made with respect to the Named Executive Officers in 2011.

In addition, the amount of an incentive award payable based on performance measures unrelated to earnings (these measures are Consolidated Operating Revenues, Weighted Direct Earned Premiums, Home Office Expenses, and Timeliness of Report) is reduced by 50% of the calculated amount if Return on Equity from Insurance Lines falls below a specified level. No such adjustments were required for our Named Executive Officers during 2011.

The table below shows the performance measures and their relative weightings as a percentage of the total incentive opportunity for each Named Executive Officer during 2011.

2011 Annual Incentive Performance Measures and Weightings for the Named Executive Officers

Performance Measure	Moody	Ferdinandtsen	Pozzi	Welch	Dunn
Consolidated Operating Revenues	12%	22.2%	22.5%	22.5%	20%
Five Year Average Adjusted After Tax Net Gain from Operations	52%	11.2%	10%	10%	10%
Return on Equity from Insurance Lines	12%	22.2%	15%	22.5%	20%
Total Corporate Return on Equity	12%	22.2%	15%	22.5%	—
Weighted Direct Earned Premium	12%	22.2%	22.5%	22.5%	20%
Home Office Expenses	—	—	15%	—	20%
Timeliness of Report	—	—	—	—	10%

The next table shows each performance measure and the Level 1, Level 2 and Level 3 goals associated with each, along with actual 2011 performance with respect to each performance measure. Information regarding our performance measures is provided in the limited context of our EICP and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Performance Measure	Level 1	Level 2 (Target)	Level 3	2011 Actual
Consolidated Operating Revenues	$2.90 billion	$2.95 billion	$3.00 billion	$2.98 billion
Five Year Average Adjusted After Tax Net Gain from Operations	50.0% of stockholders’ dividend	75.0% of stockholders’ dividend	100.0% of stockholders’ dividend	145.5 of stockholders’ dividend
Return on Equity from Insurance Lines	5.3%	5.8%	6.3%	6.0%
Total Corporate Return on Equity	5.3%	5.8%	6.3%	5.7%
Weighted Direct Earned Premium	$2.0 billion	$2.05 billion	$2.1 billion	$2.08 billion
Home Office Expenses	$119.0 million	$117.0 million	$115.0 million	$184.62 million
Timeliness of Report	17.0 days	15.0 days	13.0 days	12.7 days

A Named Executive Officer’s aggregate incentive opportunity is equal to the sum of the incentive opportunities tied to the specific performance measures applicable to that individual. As noted above, incentive opportunities are expressed as a percentage of base salary.

Following the completion of the 2011 performance year, the Committee assessed the performance of the Named Executive Officers against the objectives established at the beginning of the year in order to determine the aggregate incentive award payable to each. The actual aggregate EICP awards earned for 2011 by the Named Executive Officers ranged from 100% to 120% of their respective EICP target opportunities, with 60% of such awards settled in cash and 40% in RSUs (70% cash and 30% RSUs for the CEO), up to the target level of payout, with a 3-year vesting schedule. Because the amounts earned above 100% are paid entirely in RSUs, the mix of the awards to the Named Executive Officers, excluding the CEO, was approximately 50% cash and 50% RSUs overall.

The following table shows how each Named Executive Officer performed relative to his aggregate Level 1, Level 2, and Level 3 award opportunities under the 2011 EICP. All Named Executive Officers earned aggregate payouts between the target and the maximum level of performance, except for the CEO, who was capped at the aggregate target opportunity, although his performance exceeded the target level.

2011 Potential Aggregate Incentive Opportunities

for the Named Executive Officers Compared to Actual Aggregate Incentive Award Earned

Name/Title	Level 1		Level 2 (Target)		Level 3		Actual Aggregate Incentive Award Earned*
	As a % of Salary	As $ Amount	As a % of Salary	As $ Amount	As a % of Salary	As $ Amount	As a % of Salary	As $ Amount*	As a % of Target EICP
Robert L. Moody, Sr., Chairman of the Board of Directors and CEO	192.5%	$3,850,000	385%	$7,700,000	*	*	385%	$7,700,000	100.0%
G. Richard Ferdinandtsen, President and Chief Operating Officer	80%	$800,000	160%	$1,600,000	240%	$2,400,000	191.3%	$1,913,185	119.6%
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	50%	$232,880	100%	$465,759	150%	$698,639	112.7%	$524,953	112.7%
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Management Officer and Chief Actuary	50%	$204,444	100%	$408,887	150%	$613,331	119.2%	$487,171	119.1%
John J. Dunn, Jr. Executive Vice President, Corporate Chief Financial Officer and Treasurer	50%	$166,667	100%	$333,333	150%	$500,000	116.7%	$389,133	116.7%

*	As noted above, the maximum incentive award for the Chairman and CEO is limited to the aggregate sum of his Level 2 award opportunities. As discussed above, 30% of the total incentive award earned by our Chairman and CEO is paid in RSUs, and 40% of the total award earned is paid in RSUs for each of the other Named Executive Officers, except that the entire portion of the award, if any, in excess of the aggregate sum of the Level 2 opportunities is paid in RSUs.

The following table shows the portion of the actual aggregate incentive award paid in cash, the portion converted to RSUs, and the number of RSUs issued effective March 1, 2012 based on a stock price of $71.69 per share, the closing price of our Common Stock on such date:

Name/Title	Total 2011 EICP Award Earned	Portion of Actual Aggregate Incentive Award Paid in Cash	Portion of Actual Aggregate Incentive Award Converted to RSUs	Number of RSUs Awarded Effective March 1, 2012
Robert L. Moody, Sr., Chairman of the Board and CEO	$7,700,000	$5,390,000 (70.0%)	$2,310,000 (30%)	32,222
G. Richard Ferdinandtsen, President and Chief Operating Officer	$1,913,185	$960,000 (50.2%)	$953,185 (49.8%)	13,295
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	$524,953	$279,455 (53.2%)	$245,498 (46.8%)	3,424
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Management Officer and Chief Actuary	$487,171	$245,332 (50.4%)	$241,839 (49.6%)	3,373
John J. Dunn, Jr., Executive Vice President, Corporate Chief Financial Officer and Treasurer	$389,133	$200,000 (51.4%)	$189,133 (48.6%)	2,638

Long-Term Incentive Compensation

The American National Insurance Company 1999 Stock and Incentive Plan (the “1999 Plan”) is administered by the Committee. Until 2010, we made grants only of restricted stock and freestanding stock appreciation rights under the 1999 Plan. Commencing in 2010, grants of RSUs have been made under the 1999 Plan based on the achievement of performance objectives under the EICP. We no longer make separate long-term incentive awards to our executive officers. The long-term incentive awards granted are only awarded as a fixed portion of the annual incentive award earned each year, if any. For the 2011 EICP, the number of RSUs issued to the Named Executive Officers in accordance with the satisfaction of applicable performance measures under such plan is shown in the table immediately above.

Prior to 2010, we generally made grants under the 1999 Plan every three years. Such grants were made following a general, discretionary evaluation of a large group of individuals eligible for inclusion in the 1999 Plan. We intend to continue to make grants of RSUs under the 1999 Plan on an annual basis, by paying a portion of the annual incentive to our Named Executive Officers in RSUs, as described above under “Annual Incentive Compensation.” We believe that providing equity opportunities on an annual basis will provide stronger retention incentives for our executive officers and mitigate pricing problems in a volatile market through more frequent grants. In addition, such opportunities improve our competitive positioning with respect to long-term incentive compensation.

Retirement Benefits

We maintain Company-sponsored retirement and deferred compensation plans for the benefit of our salaried employees, including our Named Executive Officers. These benefits are designed to assist employees, including our Named Executive Officers, in providing for their and their families’ long-term financial security. Specifically, we maintain a qualified pension plan and non-qualified deferred compensation plans. The general purpose of the non-qualified deferred compensation plans is to restore curtailments of benefits under the qualified plan required to comply with the Internal Revenue Code of 1986, as amended (the “Code”). Each of these plans, and the benefits provided under each to the Named Executive Officers, is further discussed below in connection with the Pension Benefits table.

For 2011, some of our Named Executive Officers, including the CEO, experienced an increase in accrued pension benefits during the year as a result of the current lower interest rate environment and the effect of such rates on the pension calculations. The interest rate used in this calculation was determined by the plans’ enrolled actuary and reflects the current low interest rate environment. No part of any increase in accrued benefits reported in the Summary Compensation Table is the result of a Committee decision to increase pay.

The Named Executive Officers are also eligible to participate in our 401(k) Plan, which is a Company-wide, tax-qualified retirement plan. The intent of the plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees at all levels save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at Code annual limits. We do not match employee contributions in our 401(k) Plan.

Other Benefits

Basic health benefits, disability protection, life insurance and similar programs are provided to make certain that access to healthcare and income protection is available to our employees and their family members. Each of our Named Executive Officers, as well as all of our officers at the parent company of the level of vice president and above, participates in our Merit Plan, an insured medical plan that supplements our core medical insurance plan. The Merit Plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses that are not covered by the core medical insurance plan. Such coverage is limited to medical expenses that could be deducted by the recipient for federal income tax purposes.

Perquisites

During 2011, perquisites to our Named Executive Officers included benefits under the Merit Plan discussed immediately above; automobile allowances; club memberships; payment of certain life insurance premiums; and guest travel, lodging, leisure activities, and food and beverage at our business conferences and other events. The perquisites and benefits provided to each Named Executive Officer during 2011 are reported in further detail in the “All Other Compensation” column of the Summary Compensation Table and are reported in further detail in the “All Other Compensation Table – Named Executive Officers.”

Other Important Compensation-Related Policies Affecting Our Named Executive Officers

Employment and Severance Contracts

In general, it is our Board of Director’s policy not to enter into employment agreements with, or provide executive severance benefits to, our executive officers beyond those generally available to our salaried employees. As a result, our Named Executive Officers serve at the pleasure of the Board and are “at will” employees.

Trading in Stock Derivatives

Our Insider Trading Policy prohibits executive officers from purchasing or selling options, including puts and calls, on our Common Stock or engaging in short sales with respect to our Common Stock.

Stock Ownership Guidelines

On February 23, 2011, our Board Compensation Committee adopted stock ownership guidelines for our officers and directors in order to encourage ownership of our stock by these individuals and to further align their long-term goals and objectives with those of our stockholders. The stock ownership guidelines for our officers are based on a multiple of base salary. The recommended guidelines for stock ownership as a multiple of base salary are: CEO—five times; President—three times; other executive officers—one times. Other officers are encouraged, but not required, to own one times their base salary. Pursuant to these guidelines, each of our directors and advisory directors should own 2,000 shares. For those officers and directors not currently meeting these guidelines, the Committee has recommended that such individuals retain at least fifty percent of all after-tax shares received as compensation as such shares vest, until such time as these individuals are in compliance with the guidelines.

The CEO currently directly owns 496,759 shares of our Common Stock, including restricted stock, which represents an amount equal to approximately 18 times his base salary.

Clawback Policy

At its February 22, 2012 meeting, the Committee adopted a formal clawback policy with respect to incentive awards to executive officers awarded subsequent to 2011. Under this policy, the Company is authorized to recover all or a portion of incentive awards paid within three years of a financial statement that is inaccurate due to material noncompliance with any financial reporting requirement under the securities laws. Recovery applies to the extent a lesser amount would have been paid under the restated financial statement.

COMPENSATION COMMITTEE REPORT

The Board Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Board Compensation Committee, the Board Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K (incorporated by reference) and in this proxy statement to be delivered to stockholders.

Submitted by the Board Compensation Committee:

James D. Yarbrough, Chairman

Dr. Shelby M. Elliott

Frank P. Williamson

Summary Compensation Table

The following table sets forth all of the compensation awarded to or earned by the Named Executive Officers for the years ended December 31, 2011, 2010 and 2009. None of the Named Executive Officers has a written or unwritten employment agreement or arrangement with us.

Name and Principal Position	Year	Salary (a)		Bonus (b)		Stock Awards (c)		Non-Equity Incentive Plan Compensation (d)		Change in Pension Value and Non-qualified Deferred Compensation Earnings (e)		All Other Compensation (f)			Total
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	2011 2010 2009	$ $ $	2,000,000 2,000,000 2,000,000	$ $ $	157 157 157	$ $ $	1,154,944 1,154,969 416,813	$ $ $	5,390,000 5,390,000 5,390,000	$ $ $	9,917,586 7,457,759 13,926,478	$ $ $	481,863 480,271 591,984	* * *	$ $ $	18,944,550 16,483,156 22,325,432
G. Richard Ferdinandtsen, President and Chief Operating Officer	2011 2010 2009	$ $ $	1,000,000 1,000,000 1,000,000	$ $ $	157 157 157	$ $ $	319,958 319,980 24,714	$ $ $	960,000 960,000 754,774	$ $ $	2,777,705 2,248,465 3,461,612	$ $ $	196,158 177,356 196,679	* * *	$ $ $	5,253,978 4,705,958 5,437,936
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	2011 2010 2009	$ $ $	465,759 425,759 412,425	$ $ $	136 136 136	$ $ $	93,124 85,062 82,468	$ $ $	279,455 255,455 108,552	$ $ $	882,520 374,352 360,037	$ $ $	20,504 19,108 27,366		$ $ $	1,741,498 1,159,872 990,984
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	2011 2010 2009	$ $ $	408,887 408,887 408,887	$ $ $	136 136 136	$ $ $	81,734 81,720 81,759	$ $ $	245,332 245,332 190,419	$ $ $	798,171 496,690 539,636	$ $ $	22,352 20,505 23,363		$ $ $	1,556,612 1,253,270 1,244,200
John J. Dunn, Jr.,(1) Executive Vice President, Corporate Chief Financial Officer and Treasurer	2011 2010	$ $	333,333 112,500	$ $	68 34	$ $	66,655 38,165	$ $	200,000 57,375	$ $	62,248 0	$ $	19,285 65,555		$ $	681,589 273,629

*	Consists primarily of dividends on restricted stock, as shown in the All Other Compensation Table – Named Executive Officers below.
(1)	Mr. Dunn began his service with us on August 16, 2010. He was designated our principal financial officer by the Board of Directors on December 17, 2010.

Column (a) – Salary. These amounts represent base salary, including any amount of base salary the Named Executive Officer may have contributed to our 401(k) plan.

Column (b) – Bonus. These amounts reflect an annual holiday bonus paid in December.

Column (c) – Stock Awards. The values shown for each Named Executive Officer, other than Mr. Dunn’s 2010 value shown, represent the grant date fair value of conditional performance-based restricted stock units granted under the Executive Incentive Compensation Program during 2009, 2010 and 2011, but not issued until 2010, 2011 and 2012, respectively, based on the probable outcome (as of the grant date) of the performance based conditions applicable to the awards. For this purpose, the probable outcome is based on achievement at threshold performance levels (Level 1, as discussed in the Compensation Discussion and Analysis above), calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures, based on a closing stock price at the grant dates of February 26, 2009, February 25, 2010 and February 24, 2011 of $44.29, $107.81 and $80.21, respectively. Named Executive Officers are reasonably likely to meet some, but not all, Level 1 objectives. The amounts in the table do not correspond to the actual value that is ultimately recognized by the Named Executive Officers. See the Grants of Plan-Based Awards table below for further information on these performance-based restricted stock units. The Board Compensation Committee reduced the number of RSUs to be awarded to Mr. Moody and Mr. Ferdinandtsen for 2009 performance by 16,667 RSUs and 6,667 RSUs, respectively, to account for grants of restricted stock made to these officers in 2008.

Because Mr. Dunn’s employment with us during 2010 was limited to only four and a half months, the Board Compensation Committee recommended that specific performance measures and targets not be developed for Mr. Dunn and that Mr. Dunn instead be paid a target bonus of 85% of the salary he would receive in 2010. In accordance with the terms of the Executive Incentive Compensation Program, Mr. Dunn’s incentive bonus was payable 60% in cash and 40% in RSUs.

Column (d) – Non-Equity Incentive Plan Compensation. These amounts show the annual incentives paid in cash under the Executive Incentive Compensation Program for 2011, 2010 and 2009 performance. The amounts for 2011 are further described in the Compensation Discussion and Analysis section above and in the Grants of Plan-Based Awards table below.

Column (e) – Change in Pension Value and Nonqualified Deferred Compensation Earnings. These amounts represent the 2011, 2010 and 2009 increase in the present value of each Named Executive Officer’s benefits under our tax-qualified pension plan and nonqualified pension plan. For Mr. Moody and Mr. Ferdinandtsen, the amounts shown include in-service distributions from the Company’s non-qualified and qualified pension plans. The Pension Benefits Table below has more information. There is no nonqualified deferred compensation plan for the Named Executive Officers. Mr. Dunn was not eligible for pension plan participation during 2010, as one year of service with the Company is required. For 2011, some of our Named Executive Officers, including Mr. Moody, experienced an increase in accrued pension benefits greater than in 2010 as a result of the current lower interest rate environment and the effect of such rates on the pension calculations. The interest rate used in this calculation was determined by the plans’ enrolled actuary and reflects the current low interest rate environment. No part of any increase in accrued benefits reported in the Summary Compensation Table is the result of a decision to increase pay.

The Company does not pay above-market earnings on deferred compensation; therefore, no amounts are reported in this column for deferred compensation.

Column (f) – All Other Compensation. Amounts included in this column for 2011 are further detailed in the table that follows.

All Other Compensation Table – Named Executive Officers

Name and Principal Position	Year	Restricted Stock Dividends	Group Life Insurance Premium(1)	Perquisites		Total
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	2011	$462,000	$0	$19,863	(2)(3)(4)	$481,863
G. Richard Ferdinandtsen, President and Chief Operating Officer	2011	$154,000	$0	$42,158	(2)(3)(4)(5)	$196,158
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	2011	$0	$396	$20,108	(2)(3)(5)	$20,504
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	2011	$0	$762	$21,590	(2)(3)(5)(6)	$22,352
John J. Dunn, Jr., Executive Vice President, Corporate Chief Financial Officer and Treasurer	2011	$0	$138	$19,147	(2)(3)(5)	$19,285

(1)	We provide group life insurance coverage to all salaried employees. The amount included in the table represents the premium for such coverage for each Named Executive Officer.
(2)

Includes our Merit Plan benefit. The Merit Plan is an insured medical plan that supplements our core medical insurance plan. Coverage under the Merit Plan is provided for all officers of the level of vice president and above, as well as for their spouses and any dependents. The Merit Plan provides coverage for co-pays, deductibles, and other out-of-pocket costs and expenses that are not covered by the core medical insurance plan. Benefits under the Merit Plan are taxable to the recipient only to the extent such benefits are provided for medical expenses that would not be deductible by the recipient for federal income tax purposes. The Merit Plan is underwritten by National Western Life Insurance Company, of which Robert L. Moody, Sr. is Chairman of the Board, Chief Executive Officer, and the controlling stockholder. Total premium and fees paid to National Western Life Insurance Company for all Merit Plan participants in 2011 was $1,510,101. As there is no individual underwriting or individual premium assessed in connection with the Merit Plan, the amount shown in the table is an average premium computed by dividing the total premium for all Merit Plan participants by the number of participants.

(3)	Includes guest travel, lodging, leisure activities, and/or food and beverage at our business conferences or other events.
(4)	Includes an automobile allowance.
(5)	Includes dining club membership.
(6)	Includes country club membership.

Grants of Plan-Based Awards

The following table has information about 2011 grants of restricted stock units (“RSUs”) made under our Executive Incentive Compensation Program. Please see the “Annual Incentive Compensation” section of the Compensation Discussion and Analysis above for a more complete description of this program.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(h)	Grant Date Fair Value of Stock Awards (i)
	(a)	Threshold (b)	Target (c)	Maximum (d)*	Threshold (e)	Target (f)	Maximum (g)*
Robert L. Moody, Chairman of the Board and Chief Executive Officer	2/24/11	$2,695,000	$5,390,000	$5,390,000	$1,155,000	$2,310,000	$2,310,000	29,009	$1,154,944
G. Richard Ferdinandtsen, President and Chief Operating Officer	2/24/11	$480,000	$960,000	$960,000	$320,000	$640,000	$1,440,000	8,037	$319,958
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	2/24/11	$139,728	$279,455	$279,455	$93,152	$186,304	$419,184	2,138	$93,124
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	2/24/11	$122,666	$245,332	$245,332	$81,778	$163,555	$367,999	2,053	$81,734
John J. Dunn, Jr., Executive Vice President, Corporate Chief Financial Officer and Treasurer	2/24/11	$100,000	$200,000	$200,000	$66,667	$133,333	$300,000	480	$66,655

*	For the Chairman and CEO, non-equity and equity incentive compensation was capped at his aggregate target opportunity. The other Named Executive Officers could earn incentive compensation in excess of the target opportunity; however, the entire amount in excess of the aggregate target opportunity was payable in RSUs.

Column (a) – Grant Date. This is the effective date of an award of RSUs. The effective date is the date upon which the incentive award opportunity was approved by the Board of Directors upon recommendation of the Board Compensation Committee. See the description of Columns (b) – (d) immediately below for further information regarding these incentive award opportunities.

Column (b) – (d) – Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. These columns include the threshold and target cash award opportunities for each Named Executive Officer under the 2011 Executive Incentive Compensation Program that related to 2011 performance targets. Under this program, each Named Executive Officer received an annual incentive award payable in a combination of cash and RSUs, with final payouts based on actual performance relative to predetermined performance objectives across a range of performance measures. Annual incentive opportunities were based on a percentage of base salary. For each applicable performance measure, there were generally three levels of performance objectives, with increased incentive opportunities associated with each level. Once a Level 1 performance objective was reached, the actual amount of the award was prorated toward each subsequent performance objective. For each Named Executive Officer other than the Chairman and CEO, the annual incentive award was paid out 60% in cash, except that the entire portion of the award, if any, in excess of the aggregate Level 2 opportunities was paid in RSUs. The annual incentive award was paid out 70% in cash for the Chairman and CEO, and his incentive award was capped at his aggregate Level 2 opportunity. Cash incentive awards actually earned by the Named Executive Officers under the 2011 Executive Annual Incentive Compensation Program are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Column (e) – (g) – Estimated Possible Payouts Under Equity Incentive Plan Awards. These columns include the dollar value of threshold and target RSU award opportunities for each Named Executive Officer under the 2011 Executive Incentive Compensation Program. The actual number of RSUs awarded for 2011 performance equals the aggregate annual incentive award earned for 2011 that was allocable to RSUs divided by the closing price of our Common Stock on March 1, 2012. For each Named Executive Officer other than the Chairman and CEO, the annual incentive award earned was paid out 40% in RSUs, except that the entire portion of the award, if any, in excess of the aggregate Level 2 opportunities is paid in RSUs. For the Chairman and CEO, 30% of the annual incentive award earned was paid in RSUs. The remainder of the incentive award is paid in cash. The number of RSUs actually awarded to the Named Executive Officers for 2011 performance is disclosed in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis above.

Column (h) – All Other Stock Awards: Number of Shares of Stock or Units. This column shows the number of RSUs issued to the Named Executive Officers in 2011 for 2010 performance attained under the 2010 Executive Incentive Compensation Program. Such RSUs convert to shares of our Common Stock on a one-for-one basis on March 1, 2013.

Column (i) – Grant Date Fair Value of Stock Awards. These amounts represent the grant date fair value of conditional performance-based RSU awards granted during 2011, but not issued until 2012, based on the probable outcome (as of the grant date) of the performance based conditions applicable to the awards. For information regarding the calculation of the grant date fair values shown, please see the notes to Column (c) of the Summary Compensation Table above. The grant date fair value of the RSU awards based on maximum performance across all applicable performance measures is as follows: For Mr. Moody, $2,309,968; for Mr. Ferdinandtsen, $1,439,929; for Mr. Pozzi, $419,177; for Mr. Welch, $367,923; and for Mr. Dunn, $299,985.

Outstanding Equity Awards at Fiscal Year End

The following table has information about each Named Executive Officer’s outstanding equity awards at December 31, 2011, which consist of restricted stock, RSUs and stock appreciation rights (“SARs”). An SAR gives its owner the right to exercise the SAR and receive, at such time, a cash amount equal in value to the excess, if any, of the then fair market value of one share of our Common Stock over an amount (the “exercise price”) specified in the owner’s SAR agreement. SARs vest 20% per year over a five-year period beginning the first anniversary date of the grant. No SARs were exercised during 2011 by the Named Executive Officers, and no SARs were awarded to our Named Executive Officers in 2009, 2010 or 2011.

	SAR Awards							Stock Awards
Name	Number of Securities Underlying Unexercised SARs Exercisable (a)	Number of Securities Underlying Unexercised SARs Unexercisable (b)		SAR Exercise Price (c)		SAR Expiration Date (d)		Number of Shares or Units of Stock That Have Not Vested (e)		Market Value of Shares or Units of Stock That Have Not Vested* (f)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (g)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested (h)
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer								50,000 50,000 50,000 4,469 29,009	[1] [2] [3] [4] [5]	$ $ $ $ $	3,651,500 3,651,500 3,651,500 326,371 2,118,527	31,630	[6]	$2,309,939	[7]
G. Richard Ferdinandtsen, President and Chief Operating Officer								10,000 20,000 20,000 8,037	[1] [2] [3] [5]	$ $ $ $	730,300 1,460,600 1,460,600 586,942	8,763	[6]	$639,962	[7]
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	4,200	2,800	[8]		116.48	5/1/2018	[9]	662 2,138	[4] [5]	$ $	48,346 156,138	2,551	[6]	$186,300	[7]
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	4,200 4,000 1,000	2,800 0 0	[8]	$ $ $	116.48 100.46 88.00	5/1/2018 5/1/2015 8/1/2012	[9] [9] [9]	1,161 2,053	[4] [5]	$ $	84,788 149,931	2,239	[6]	$163,514	[7]
John J. Dunn, Jr.,[10] Executive Vice President, Corporate Chief Financial Officer and Treasurer								480	[5]		$35,054	1,825	[6]	$133,280	[7]

*	Based on an assumed stock price of $73.03, which was the closing price of our Common Stock on December 31, 2011.
[1]	Restrictions with respect to these shares lapse on August 1, 2012.
[2]	Restrictions with respect to these shares lapse on May 1, 2015.
[3]	Restrictions with respect to these shares lapse on May 1, 2018.

[4]	The vesting date for these restricted stock units is March 1, 2012.
[5]	The vesting date for these restricted stock units is March 1, 2013.
[6]

This number represents the number of conditional performance-based RSUs awarded to each Named Executive Officer under the 2011 Executive Incentive Compensation Program, assuming performance at target levels and a stock price of $73.03, the closing price of our Common Stock on December 31, 2011. These amounts do not correspond to the actual number of RSUs issued to the Named Executive Officers for 2011 performance. The actual number of RSUs issued to the Named Executive Officers in March 2012 were as follows: Mr. Moody – 32,222 RSUs; Mr. Ferdinandtsen – 13,295 RSUs; Mr. Pozzi – 3,424 RSUs; Mr. Welch – 3,373 RSUs; and Mr. Dunn – 2,638 RSUs.

[7]	The dollar amount shown is determined by multiplying the applicable number of RSUs shown in column (g) by $73.03, the closing price of our Common Stock on December 31, 2011.
[8]	These SARS become exercisable in five equal annual installments beginning May 1, 2009.
[9]	SARs expire five years from the date they become exercisable. The date shown represents the expiration of the final SARs to become exercisable under the particular award shown.
[10]	Mr. Dunn began his service with us on August 16, 2010. He was designated our principal financial officer by the Board of Directors on December 17, 2010.

SAR Exercises and Stock Vested

No Named Executive Officers exercised SARs during 2011, and no restricted stock or RSUs that have been granted to our Named Executive Officers vested during 2011.

Pension Benefits

The following table provides information regarding benefits under the American National Employees Retirement Plan, the American National Insurance Company (“ANICO”) Nonqualified Retirement Plan, and the ANICO Nonqualified Retirement Plan for Certain Salaried Employees.

Name	Plan Name (a)	Number of Years of Credited Service (b)	Present Value of Accumulated Benefit (c)	Payments During Last Fiscal Year (d)
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	American National Employees Retirement Plan	29.6	$1,291,571	$125,021
	ANICO Nonqualified Retirement Plan	45.0	$64,181,968	$6,317,343

G. Richard Ferdinandtsen, President and Chief Operating Officer	American National Employees Retirement Plan	21.51	$50,713	$57,018

	ANICO Nonqualified Retirement Plan	45.0	$14,719,810	$1,356,089

James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	American National Employees Retirement Plan	35.0	$1,271,342	$0
	ANICO Nonqualified Retirement Plan for Certain Salaried Employees	35.0	$1,998,164	$0

Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	American National Employees Retirement Plan	35.0	$1,624,387	$0

	ANICO Nonqualified Retirement Plan for Certain Salaried Employees	35.0	$3,185,476	$0

John J. Dunn, Jr., Executive Vice President, Corporate Chief Financial Officer and Treasurer	American National Employees Retirement Plan	1.33	$43,807	$0
	ANICO Nonqualified Retirement Plan for Certain Salaried Employees	1.33	$21,441	$0

Column (a) – Plan Name. This column identifies the pension plans in which each Named Executive Officer participates. Further information regarding each plan is provided below in this section.

Column (b) – Number of Years of Credited Service. This column represents the number of years of service that are used to calculate the Named Executive Officer’s benefit under each plan, as of December 31, 2011.

Column (c) – Present Value of Accumulated Benefit. The present value of the accumulated benefit under each plan is calculated using the December 31, 2007 FASB ASC 715 disclosure assumptions as follows: (a) discount rate of 4.20%, (b) 1994 Group Annuity Mortality table, and (c) the calculated present value at age 65 is discounted with interest only to the current age. Since 2007, Mr. Ferdinandtsen, based on his age, has elected to receive a lump sum distribution of all prior accrued benefits under the American National Employees Retirement Plan. The Present Value of his Accumulated Benefit for such plan shown above, therefore, represents only benefits accrued during 2011. For 2011, some of our Named Executive Officers, including Mr. Moody, experienced an increase in accrued pension benefits greater than in 2010 as a result of the current lower interest rate environment and the effect of such rates on the pension calculations. The interest rate used in this calculation was determined by the plans’ enrolled actuary and reflects the current low interest rate environment. No part of any increase in accrued benefits is the result of a decision to increase pay.

Column (d) – Payments During Last Fiscal Year. This column represents in-service distributions of benefits paid from the plans shown. The amount of such distributions was determined according to the terms of the plan for a life payout.

American National Employees Retirement Plan (the “Qualified Plan”). The Qualified Plan covers substantially all employees and officers of American National Insurance Company and provides benefits based on the participant’s years of service and compensation. The monthly benefit payable under the plan at normal retirement age (usually age 65) equals:

•	1.667 % of the employee’s final average pay times years of service (up to 35 years),

•	Less a “social security offset” amount equal to 0.7% (0.65% for Year of Birth after 1954) times the “Social Security covered pay”

For purposes of this calculation, “final average pay” is the average of the employee’s pay for the sixty consecutive months that produces the highest average (out of the prior ten years). Pay includes base salary, overtime, bonus incentives, stock dividends paid on restricted stock awards prior to the vesting of such awards, and gains on SAR exercises and vesting of restricted stock awarded before July 25, 2002. Pay does not include gains on SAR exercises and vesting of restricted stock or RSUs awarded on or after July 25, 2002, or other extraordinary items. In addition, “Social Security covered pay” is one-twelfth of the average of the Social Security wage bases for the thirty-five year period ending when the employee reaches Social Security retirement age. The wage base is the maximum amount of pay for a year for which Social Security taxes are paid. Social Security retirement age is between age 65 and 67, depending on the employee’s date of birth.

The benefit formula determines the employee’s monthly benefit as a life annuity (that is, monthly payments until the employee dies). Unless special IRS rules apply, benefits are not paid before employment ends, or age 70  1/2 if sooner and if elected by the employee. Instead of taking a life annuity, the employee may elect to receive:

•

a 50%, 66 2/3%, 75% or 100% joint and survivor annuity (the employee receives a smaller benefit for life, and the employee’s designated survivor receives a benefit of 50%, 66 2/3%, 75% or 100% of the reduced amount for life), or

•

a 10, 15 or 20 year period certain and life annuity benefit (the employee receives a smaller benefit for life and, if the employee dies before the selected period, the employee’s designated survivor receives the reduced amount until the end of the period), or

•	a lump sum benefit, if eligible under the plan (most management/professional employees would be).

If an employee chooses one of these benefit options, the plan actuary uses the interest rate assumptions and mortality tables specified in the plan to adjust the benefit so it has the same value as the life annuity, as determined on an actuarial basis.

An employee whose employment ends before age 65 may begin benefit payments as early as age 55, if the employee had at least twenty years of vesting service; however, benefits may not begin before employment terminates. The plan actuary reduces this “vested” benefit below the level of the age 65 benefit to account for early commencement, so the benefit remains the actuarial equivalent of a benefit beginning at age 65.

If an employee retires after age 55 with at least twenty years of service, the employee may take an “early retirement” benefit, beginning immediately after employment ends. Mr. Pozzi is eligible for early retirement. The early retirement benefit is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit, similar in magnitude to the reductions Social Security exacts for early commencement. Mr. Moody and Mr. Ferdinandtsen are over 70  1/2 and are receiving in-service retirement benefits.

ANICO Nonqualified Retirement Plan for Certain Salaried Employees and the ANICO Nonqualified Retirement Plan (together, the “Excess Benefit Plans”). Benefits under the Qualified Plan are limited by the Code. Our Board of Directors believes we should pay our employees the total pension benefit they have earned, without imposing these Code limits. Therefore, like many large companies, we have nonqualified “excess” benefit plans that make up the difference between the benefit determined under the Qualified Plan formula, without applying these limits, and the benefit actually payable under the Qualified Plan, taking these limits into account. To the extent that any individual’s annual retirement income benefit exceeds the maximum amount payable from the Qualified Plan, it is paid from one of the Excess Benefit Plans, provided the individual is covered by one of such plans. Payment is made from our general assets and not from the assets of the Qualified Plan.

Mr. Moody and Mr. Ferdinandtsen are the only participants in the ANICO Nonqualified Retirement Plan. As participants in the ANICO Nonqualified Retirement Plan, Mr. Moody and Mr. Ferdinandtsen are provided benefits not provided to the other Named Executive Officers under the ANICO Nonqualified Retirement Plan for Certain Salaried Employees. Such benefits are a higher maximum on years of service counted for benefit service (45 years for these two individuals versus 35 years for other plan participants) which could potentially increase benefits by as much as 28.5%; a guarantee of benefit continuation for 21 years after retirement benefits commence, in the event of death during that period; inclusion of service on our Board of Directors or service with a company acquired by us for pension benefit purposes; and the right to receive retirement benefits beginning at age 65 while in service as our employee, in lieu of an actuarially enhanced benefit deferred until the actual service termination date.

If an employee retires after age 55 with at least twenty years of service, the employee may take an “early retirement” benefit, beginning immediately after employment ends. Mr. Pozzi is eligible for early retirement under the Excess Benefit Plan in which he participates. The early retirement benefit is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit, similar in magnitude to the reductions Social Security exacts for early commencement. Mr. Moody and Mr. Ferdinandtsen are over 70  1/2 and are receiving in-service retirement benefits from the Excess Benefit Plan in which they participate.

Potential Payments Upon Termination or Change in Control

We do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the Named Executive Officers. This section describes and quantifies certain compensation that would become payable under existing plans and arrangements if a Named Executive Officer’s employment had terminated on December 31, 2011, given each Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on that date, which was $73.03.

Restricted Stock and Termination of Employment

Pursuant to the 1999 Plan and award terms approved by the Board of Directors, shares of restricted stock issued to Mr. Moody and Mr. Ferdinandtsen vest upon death, disability, or upon retirement with the consent of the Board of Directors. Such shares are forfeited upon other termination of employment. In addition, such shares vest upon a change of control of our company. For purposes of the 1999 Plan, a change of control occurs if (i) there is a change in ownership of our outstanding securities which causes any person other than The Moody Foundation to become the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of our outstanding securities then entitled to vote for the election of directors; (ii) the Board of Directors approves the sale of all or substantially all of our assets; or (iii) the Board of Directors approves any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of an event described in clause (i) above.

The aggregate market value of unvested restricted stock as of December 31, 2011 for Mr. Moody was $10,954,500 and for Mr. Ferdinandtsen was $3,651,500. The other Named Executive Officers had no restricted stock issued to them as of December 31, 2011.

SARs and Termination of Employment

Pursuant to the 1999 Plan and award terms approved by the Board of Directors, SARs vest upon death or retirement at or after attaining the age of 65. SARs are no longer exercisable in the event of any other termination of employment. In addition, all SARs vest immediately upon a change of control of our company. The events constituting a change of control are described immediately above under “Restricted Stock and Termination of Employment.”

Upon an officer’s death or an officer’s retirement at or after attaining the age of 65, the five year vesting period for SARs is reduced. The officer, or in the case of his death — his estate or heirs — has one year following the date of death or retirement to exercise a percentage of the officer’s SARs equal to the sum of (i) the percentage of the SARs the officer was entitled to exercise as of the date of death or retirement, plus (ii) the pro rata portion based upon the period included between the date of death or retirement and the preceding May 1, of any additional twenty percent (20%) of the SARs which would have become exercisable had the officer remained employed with us until the following May 1. SARs not exercised within such one-year period terminate and are no longer exercisable.

Assuming a change of control of our company or a termination by reason of death or retirement on December 31, 2011, Mr. Welch and Mr. Pozzi would not have been entitled to receive any amounts upon the exercise of their SARs that were then exercisable, because the closing price of our Common Stock on such date was less than the exercise price of all SARs granted to them. Mr. Moody, Mr. Ferdinandtsen and Mr. Dunn had no SARs issued to them as of December 31, 2011.

RSUs and Termination of Employment

Pursuant to the 1999 Plan and award terms approved by the Board of Directors, RSUs vest by converting to shares of our Common Stock on a one-for-one basis upon the officer’s death or disability or upon the officer’s retirement at or after attaining the age of 65. If the officer’s employment with us terminates for any other reason prior to the vesting of any RSUs, all of such RSUs are forfeited. In addition, all RSUs vest immediately upon a change of control of our company. The events constituting a change of control are described above under “Restricted Stock and Termination of Employment.”

Assuming a change of control of our company or a termination by reason of death, retirement or disability on December 31, 2011, the RSUs issued to certain of our Named Executive Officers pursuant to our 2009 and 2010 Executive Incentive Compensation Programs would convert to shares of our Common Stock. As of such date, each of Named Executive Officers who received RSUs pursuant to such Executive Incentive Compensation Programs would have received the following number of shares of our Common Stock with the following market value, assuming an $73.03 closing price of our Common Stock on December 31, 2011:

Name	No. of Shares of Common Stock	Market Value
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	33,478	$2,444,898
G. Richard Ferdinandtsen, President and Chief Operating Officer	8,037	$586,942
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	2,800	$204,484
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	3,214	$234,718
John J. Dunn, Jr., Executive Vice President, Corporate Chief Financial Officer and Treasurer	480	$35,054

Pension Benefits

The Pension Benefits table above describes the general terms of each pension plan in which the Named Executive Officers participate, the years of credited service, and the present value of accumulated benefits under these plans as of December 31, 2011. The following table describes the estimated benefits that would have been due to our Named Executive Officers under the Qualified Plan and under the Excess Benefit Plans in the event of any of such executive’s termination of employment as of December 31, 2011:

Qualified Plan

Name	Potential Payout on Retirement or Voluntary Termination 12/31/11 (a)	Potential Payout if Terminated Upon Disability 12/31/11 (b)	Potential Payout if Terminated Upon Death 12/31/11 (c)	Potential Payout if Terminated Involuntarily 12/31/11 (d)
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	$1,291,571	$1,291,571	$668,228	$1,291,571
G. Richard Ferdinandtsen, President and Chief Operating Officer	$50,713	$50,713	N/A	$50,713
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	$1,271,342	$1,271,342	$1,465,248	$1,271,342
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	$1,624,387	$1,624,387	$1,487,876	$1,624,387
John J. Dunn, Jr., Executive Vice President, Corporate Chief Financial Officer and Treasurer	$0	$43,807	$0	$0

Excess Benefit Plans

Name	Potential Payout on Retirement or Voluntary Termination 12/31/11 (a)	Potential Payout if Terminated Upon Disability 12/31/11 (b)	Potential Payout if Terminated Upon Death 12/31/11 (c)	Potential Payout if Terminated Involuntarily 12/31/11 (d)
Robert L. Moody, Sr., Chairman of the Board and Chief Executive Officer	$64,181,968	$64,181,968	$54,459,184	$64,181,968
G. Richard Ferdinandtsen, President and Chief Operating Officer	$14,719,810	$14,719,810	$12,500,376	$14,719,810
James E. Pozzi, Senior Executive Vice President and Chief Administrative Officer	$1,998,164	$1,998,164	$2,129,890	$1,998,164
Ronald J. Welch, Senior Executive Vice President, Corporate Risk Officer and Chief Actuary	$3,185,476	$3,185,476	$3,111,669	$3,185,476
John J. Dunn, Jr., Executive Vice President, Corporate Chief Financial Officer and Treasurer	$0	$21,441	$0	$0

Column (a) – Potential Payout on Retirement or Voluntary Termination

This column shows the potential payout that would have been made upon the retirement or voluntary termination of each Named Executive Officer on December 31, 2011. The “potential payout” refers to the actuarial present value of the benefit payable. As explained in connection with the Pension Benefits table above, Mr. Moody and Mr. Ferdinandtsen are currently receiving in-service distributions under both the Qualified Plan and the Excess Benefit Plan in which they participate, and Mr. Pozzi is currently eligible for early retirement under both the Qualified Plan and the Excess Benefit Plan. In the case of Mr. Moody, Mr. Ferdinandtsen and Mr. Welch, each of them would have been eligible to receive their accumulated benefit upon retirement or voluntary termination on December 31, 2011. Mr. Pozzi would have been eligible to receive the early retirement benefit disclosed in column (a). The early retirement benefit represents an actuarially reduced value of Mr. Pozzi’s accumulated benefits, calculated based upon a reduced percentage of his deferred benefits at age 65, as specified under the applicable plans, which percentage varies depending on the number of years of age prior to 65. In Mr. Pozzi’s case, the applicable reduced percentage of his deferred benefit was 75.5% at December 31, 2011.

Column (b) – Potential Payout if Terminated Upon Disability

This column shows the potential payout that would have been made upon the disability of any of the Named Executive Officers on December 31, 2011. The “potential payout” refers to the actuarial present value of the benefit payable. In the event of total disability prior to age 65, no additional benefits become immediately payable, unless the individual is entitled to retirement at the time of disability. Otherwise, we will continue granting credited service from the date of disability to age 65 under the terms of the applicable plan for the duration of the disability. Total disability must be validated by approval for Social Security disability. Had the employment of Mr. Moody, Mr. Ferdinandtsen or Mr. Welch been terminated by disability on December 31, 2011, each would be entitled to his accumulated benefit. In the case of the disability of Mr. Pozzi on December 31, 2011, he would have been entitled to his early retirement benefit.

Column (c) – Potential Payout if Terminated Upon Death

This column shows the potential payout that would have been made upon the death of any of the Named Executive Officers on December 31, 2011. The “potential payout” refers to the actuarial present value of the benefit payable. This amount represents the value of a surviving spouse’s benefit as determined based upon a percentage of the accrued or projected benefit at age 65, as specified in the applicable plans. In the case of an individual who has already commenced receiving benefits under the plans, any surviving spouse’s benefit would be according to the form of payment elected at retirement. Mr. Moody and Mr. Ferdinandtsen have a guaranteed period of twenty-one years under the applicable Excess Benefit Plan that would provide a surviving spouse’s benefit based on the remaining portion of such period since benefit commencement. No payment under the Qualified Plan would have been available to Mr. Ferdinandtsen in the event of his death on December 31, 2011, as he elected to receive a lump sum distribution of all prior accrued benefits under such plan in 2007. In the event of death prior to retirement, a pension is available for the surviving spouse for the life of the spouse that would be at most 75% of the Named Executive Officer’s projected monthly pension at age 65. Eligibility for this death benefit requires that the executive have been at least age 45 at the time of death and have age plus years of service equal to at least 55.

Column (d) – Potential Payout if Terminated Involuntarily

This column shows the potential payout that would have been made upon the involuntary termination of any the Named Executive Officers on December 31, 2011. The “potential payout” refers to the actuarial present value of the benefit payable. Please see the explanation provided above in connection with Column A – Potential Payout on Retirement or Voluntary Termination. No special benefits are triggered by involuntary termination.

Director Compensation

The following table has information about the 2011 compensation of our non-employee directors and advisory directors.

	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX
Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	All Other Compensation (c)	Total
Directors

Arthur O. Dummer	$45,250	$59,723	$32,442	$137,415

Shelby M. Elliott	$43,250	$59,723	$26,024	$128,997

Russell S. Moody	$41,250	$59,723	$19,243	$120,216

William L. Moody, IV	$42,500	$59,723	$18,693	$120,916

Frances A. Moody-Dahlberg	$41,250	$59,723	$19,118	$120,091

Frank P. Williamson	$47,250	$59,723	$30,338	$137,311

	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX
Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	All Other Compensation (c)	Total
James D. Yarbrough	$46,750	$59,723	$59,383	$165,856

Advisory Directors

Irwin M. Herz, Jr.	$41,250	$59,723	$64,821	$165,794

R. Eugene Lucas	$41,250	$59,723	$51,175	$152,148

E. Douglas McLeod	$41,250	$59,723	$36,788	$137,761

Robert L. Moody, Jr.*	$41,250	$59,723	$58,640	$159,613

*	Please see the section below entitled “Certain Relationships and Related Transactions” for a discussion of agent-related compensation paid to Robert L. Moody, Jr., primarily through his wholly-owned insurance agency, Moody Insurance Group, Inc.

Column (a) – Fees Earned or Paid in Cash. We pay director compensation only to those directors who are not our employees. Such directors and our advisory directors each receive $35,000 per year director’s fees, plus $1,250 per meeting attended. Such directors also receive $1,250 for each Executive Committee meeting attended, $1,000 for each Audit Committee meeting attended and $500 for Compensation Committee and Nominating Committee meetings attended. Members of the Audit and Nominating Committees do not receive a per committee meeting fee for single-item agenda meetings, which are generally held by telephone conference, that arise between regularly scheduled meetings. Directors may elect to defer their compensation, with interest accrued at the Wall Street Journal prime rate published on the first business day of each quarter. We do not provide any above-market or preferential earnings rates on compensation that is deferred.

Column (b) – Stock Awards. On March 1, 2011, we awarded each of our directors and advisor directors 750 RSUs. The amount shown represents the grant date fair value of such awards calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures, based on a closing stock price at the grant date of $79.63. These RSUs vest in three equal annual installments, beginning on March 1, 2012, or upon an individual’s earlier retirement, death or disability. Upon vesting, each director or advisory director will receive a number of shares of our Common Stock equal to the number of RSUs that have vested.

Column (c) – All Other Compensation. These amounts include the following:

All Other Compensation Table – Directors and Advisory Directors

	XXXXXXXXX		XXXXXXXXX		XXXXXXXXX	XXXXXXXXX
Name	Restricted Stock Dividends		Perquisites		Subsidiary Director Fees	Total
Directors

Arthur O. Dummer	$14,374		$18,068	(1)(2)	$0	$32,442

Shelby M. Elliott	$14,374		$11,650	(1)(2)	$0	$26,024

Russell S. Moody	$18,480		$763	(2)	$0	$19,243

William L. Moody, IV	$18,480		$213	(2)	$0	$18,693

Frances A. Moody-Dahlberg	$18,480		$638	(2)	$0	$19,118	(4)

Frank P. Williamson	$14,374		$12,964	(1)	$3,000	$30,338

James D. Yarbrough	$18,480		$37,903	(1)(2)	$3,000	$59,383

Advisory Directors

Irwin M. Herz, Jr.	$18,480		$39,341	(1)(2)	$7,000	$64,821

R. Eugene Lucas	$18,480		$30,695	(1)(2)	$2,000	$51,175

E. Douglas McLeod	$18,480		$13,808	(1)(2)	$4,500	$36,788

Robert L. Moody, Jr.	$4,106	(3)	$52,534	(1) (2)	$2,000	$58,640

(1)

This amount includes a medical reimbursement plan benefit. We provide a medical reimbursement plan designed to reimburse certain medical expenses that are not covered by an underlying insurance policy for the benefit of (1) directors who are not current or former common law employees, (2) retired directors who have at least twenty (20) years of service who are not current or former common law employees, (3) designated consultants who are not current or former common law employees, (4) advisory directors who are not current or former common law employees, and (5) the spouses and any dependents of the foregoing. The amounts of such benefit during 2011 with respect to James D. Yarbrough, Irwin M. Herz, Jr., R. Eugene Lucas and Robert L. Moody, Jr. were $35,486, $37,299, $27,059 and $47,795, respectively. The amount of such benefit to the other directors and advisory directors did not exceed thresholds for specific numerical disclosure under applicable proxy disclosure rules, although the value of such benefit is included in the Perquisites column.

(2)	Includes guest travel, lodging, leisure activities, and food and beverage at our business conferences or other events.

(3)

Moody Insurance Group, Inc., a company owned by Mr. Moody, was previously awarded shares of our restricted stock as a Company consultant. Dividends on such shares are included in amounts reported in the “Certain Relationships and Related Transactions” section below.

(4)	Ms. Moody-Dahlberg also received $12,000 during 2011 for serving as Charitable Donations Request Coordinator for the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Board Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had a relationship with us requiring disclosure under Regulation S-K Item 404. During the past fiscal year, no executive officer of the Company served as a member of the Board of Directors or compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on our Board Compensation Committee. Robert L. Moody, Sr., our Chairman and Chief Executive Officer, serves as a director of Gal-Tex Hotel Corporation, 34% of which is owned by the Moody Foundation and 50.2% of which is owned by the Libbie Shearn Moody Trust. R. Eugene Lucas, the President of Gal-Tex Hotel Corporation, serves as one of our advisory directors. During the past fiscal year, no other executive officer of the Company served as a member of the compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served as a member of our Board of Directors. Certain transactions between us and Gal-Tex Hotel Corporation are discussed in the section that follows.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of certain transactions and relationships existing since the beginning of fiscal year 2011 between us and certain related parties.

Mortgage Loans to Gal-Tex Hotel Corporation: The Moody Foundation and the Libbie Shearn Moody Trust own 34% and 50.2%, respectively, of Gal-Tex Hotel Corporation (“Gal-Tex”). As of December 31, 2011, we held a first mortgage loan issued to Gal-Tex secured by hotel property in San Antonio, Texas. This loan was originated in 1999, had a balance of $9,957,369 as of December 31, 2011, has a current interest rate of 7.30%, and has a final maturity date of April 1, 2019. During 2011, Gal-Tex paid $993,293 in principal and $761,347 in interest with respect to this loan, which is current as to principal and interest payments. The largest principal amount outstanding during 2011 with respect to such loan was $10,870,602.

Management Contracts with Gal-Tex Hotel Corporation: We have entered into management contracts with a subsidiary of Gal-Tex for the management of a hotel and adjacent fitness center owned by us. During our fiscal year ended December 31, 2011, we paid Gal-Tex $175,183 and $89,101, respectively, for services rendered under such contracts for these two facilities. Both of such contracts are terminable by us upon thirty days’ prior written notice.

Transactions with Robert L. Moody, Jr.: Robert L. Moody, Jr. (“RLM Jr.”), one of our advisory directors, is the son of our Chairman and Chief Executive Officer and brother of two of our directors. RLM Jr., mainly through his wholly-owned insurance agency, Moody Insurance Group, Inc. (“MIG”), has entered into a number of agency agreements with us and some of our subsidiaries. In 2011, total commissions paid under such agency contracts, primarily from the marketing of health insurance products, were $1,074,280. We have entered into a Consulting and Special Marketing Agreement with MIG concerning development and marketing of new products. During 2011, we paid compensation of $129,920 under this agreement and a predecessor agreement. In addition to consulting fees, such amount includes dividends on shares of our Restricted Stock granted to MIG as a consultant. We also entered into a National Marketing Director’s Contract with MIG in 1994, which gave MIG the exclusive right to sell annuities in the financial institutions market. In a subsequent restructuring of such contract, MIG gave up such exclusive right, and we assumed all responsibilities for sales and service in such market. During 2011, MIG received $1,514,406 in commissions under such restructured contract. As agreed by us and certain of our subsidiaries, MIG markets products of unrelated companies through certain of our agents. MIG receives commissions from the companies issuing such products. In 1994, MIG provided brokerage and business development services to an unrelated marketing company which has had a marketing agreement with us since such time. MIG has advised us that, during 2011, commissions received from such marketing company related to sales of our products aggregated $201,066. We entered into an agreement with MIG in 2006 pursuant to which our Systems Planning and Computing division provides certain software and related computer services to MIG and its agents in connection with sales of health insurance products issued by one of our subsidiaries. MIG paid us $2,509 for such services during 2011, based on the same rates charged to our internal departments. We paid for one MIG representative to attend our Multiple Line Marketing conference last year, at a cost of $5,949.

Transactions with Moody National Bank: We and some of our subsidiaries have entered into various depository, custodian and safekeeping arrangements with the Bank in the ordinary course of our business. In addition, American National Registered Investment Advisor, Inc. (“ANRIA”), a registered investment advisor subsidiary of ours, provides investment management services to certain accounts maintained by others at the Trust Department of Moody National Bank. For such services, Moody National Bank compensates ANRIA from the fees the bank receives for its services as custodian, trustee or other agent of such accounts. During 2011, Moody National Bank paid ANRIA $305,706 in fees for such services.

Health Insurance Contracts with Certain Affiliates: Our Merit Plan is insured by National Western Life Insurance Company (“National Western”). Further information regarding the Merit Plan is provided above in connection with the All Other Compensation Table – Named Executives. Robert L. Moody, Sr., our Chairman of the Board and Chief Executive Officer, is also the Chairman of the Board, Chief Executive Officer, and controlling stockholder of National Western. During 2011, we paid National Western $1,510,101 in premium and fees with respect to the Merit Plan. In addition, we insure substantially similar plans offered by National Western, Gal-Tex, and The Moody Foundation to certain of their officers. During 2011, National Western, Gal-Tex, and The Moody Foundation paid us premium and fees with respect to such plans in the amounts of $203,080; $56,250; and $126,542, respectively. We also insure The Moody Foundation’s basic health insurance plan, for which we received $171,858 in premium during 2011.

Transactions with Greer, Herz & Adams, L.L.P.: Irwin M. Herz, Jr. is an advisory director of ours and a Partner with Greer, Herz & Adams, L.L.P. which serves as our General Counsel. In the fiscal year ended December 31, 2011, Greer, Herz & Adams, L.L.P. received approximately $7,376,523 in legal fees and reimbursements of expenses in connection with its services as our General Counsel. We also furnished offices, telephones and the use of certain office decorations to the law firm, the value of which was credited against additional fees due to such firm.

Other Family Relationships: E. Vince Matthews III, a step-son of Robert L. Moody, Sr., is a director of a mutual insurer managed by us and an advisory director of one of our subsidiaries. He is also employed as one of our officers, for which he received total compensation during 2011, including under our Merit Plan for officers, of $175,878.

Procedure for Review, Approval or Ratification of Related Persons Transactions

The Audit Committee reviews, approves or ratifies any related party transactions in which we do or will have an amount involved exceeding $120,000 and a related person has or will have a direct or indirect material interest. The Audit Committee will approve or ratify the transaction only if it determines that the transaction is in our best interests. In considering the transaction, the Audit Committee will consider all relevant factors, including (as applicable) the business rationale for entering into the transaction; the alternatives to entering into the transaction; whether the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party; and the overall fairness of the transaction to us. We have not adopted formal written procedures for the review of related party transactions. Rather, we are guided by the corporate governance rules of the NASDAQ, the requirements of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”), and other SEC guidance on related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive officers, and any persons holding more than ten percent of our Common Stock are required to report their initial ownership of our Common Stock and other equity securities and any subsequent changes in that ownership to the SEC and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and the written representations of such reporting persons, during the fiscal year ended December 31, 2011, all required Section 16(a) filings applicable to our directors, executive officers, and greater than ten percent beneficial owners were timely and correctly made.

PROPOSAL 2.

RATIFICATION OF AUDITORS FOR 2012

Our Board Audit Committee has selected KPMG LLP, a firm of independent public accountants (“KPMG”) to serve as our independent registered public accounting firm to examine our consolidated financial statements for the year ending December 31, 2012. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of KPMG as our principal independent registered public accounting firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our stockholders.

KPMG served as the Company’s principal independent registered public accounting firm for its fiscal year ended December 31, 2011. During the Company’s fiscal year ended December 31, 2011, such firm performed audit services and tax consulting services for the Company. The independence of such firm and the use of such firm for the provision of audit and non-audit services during such fiscal year were approved by the Company’s Audit Committee.

KPMG has advised the Company that neither it nor any of its partners has any material financial interest in, or any connection (other than as independent auditors) with the Company.

Fees Paid to KPMG

Audit Fees

During the years ended December 31, 2011 and 2010, the aggregate fees billed by KPMG for the audit of the Company’s consolidated financial statements and insurance company statutory financial statements, review of our interim financial statements, and review of our systems of internal control over financial reporting were $3,192,000 and $4,132,068, respectively.

Audit-Related Fees

In 2010 and 2011, KPMG did not perform any assurance or related services that were related to the performance of the audit or review of our financial statements but were not reportable as Audit Fees.

Tax Fees

During the years ended December 31, 2011 and 2010, the aggregate fees billed by KPMG for tax compliance, tax advice and tax planning services were $936,000 and $596,290, respectively. Such fees related to professional services for review of tax returns of the Company and certain subsidiaries, as well as tax research services related to tax return compliance.

All Other Fees

During the years ended December 31, 2011 and 2010, there were no fees paid to KPMG for services not reportable as Audit Fees, Audit-Related Fees or Tax Fees.

The services provided by KPMG described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above, were approved by the Audit Committee according to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has determined the rendering of the above-mentioned non-audit services by KPMG was compatible with maintaining KPMG’s independence.

Pre-Approval of Audit, Audit-Related, Tax and Non-Audit Services

The Audit Committee pre-approves all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by applicable law or listing standards and the Charter of the Audit Committee. The committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are presented to the full Committee at its next scheduled meeting.

Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

Board Recommendation: The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG as our auditors for 2012.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2011, including financial statements, accompanies this proxy statement. The financial statements contained in the annual report have been audited by KPMG. We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, including the consolidated financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to the following address or telephone number: Secretary, American National Insurance Company, One Moody Plaza, Galveston, Texas 77550, telephone (409) 766-6537.

AUDIT COMMITTEE REPORT

As of the date of this proxy statement, the Audit Committee of the Board of Directors is comprised of three directors: Arthur O. Dummer, who currently serves as Committee Chairman, James D. Yarbrough, and Frank P. Williamson.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. However, the committee is not professionally engaged in the practice of accounting or auditing and does not provide any expert or special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered accounting firm. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2011 with Company management and KPMG LLP (“KPMG”), the independent auditors. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, discussed with KPMG any relationships which might impair the firm’s independence from management and the Company, and satisfied itself as to the auditor’s independence. The Audit Committee reviewed and discussed with KPMG all communications required by auditing standards generally accepted in the United States of America, including Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

Based upon these reviews and discussions, and subject to the limitations on the committee’s role and responsibilities referred to above and in the committee’s Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

                         Submitted by the Audit Committee:

                         Arthur O. Dummer, Chairman

                         James D. Yarbrough

                         Frank P. Williamson

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2013 Annual Meeting of Stockholders for inclusion in the proxy statement and proxy card relating to that meeting is advised that the proposal must be in proper form and received by the Company’s Secretary at One Moody Plaza, Galveston, Texas 77550, not later than November 21, 2012. The Company will not be required to include in its proxy statement or proxy card a stockholder proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the SEC. The Company reserves the right to omit from our proxy statement and form of proxy stockholder proposals that are not required to be included pursuant to such regulations. If the date of the 2013 Annual Meeting is changed by more than thirty days from the date of the 2012 Annual Meeting, the deadline for submitting proposals to be included in management’s 2013 proxy statement is a reasonable time before the Company begins to print and mail its proxy materials for its 2013 Annual Meeting.

The persons named in the Company’s proxy card for the 2013 Annual Meeting of Stockholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by February 4, 2013. If the Company changes the date of its 2013 Annual Meeting by more than thirty days from the date of the 2012 Annual Meeting, the persons named in the Company’s 2013 proxy statement will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2013 Annual Meeting of Stockholders.

If the date of the 2013 Annual Meeting is advanced or delayed by more than thirty calendar days from the date of the 2012 Annual Meeting, the Company shall, in a timely manner, inform stockholders of such change by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company’s 2013 proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that stockholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, we, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless one or more of the stockholders has provided contrary instructions. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by calling or writing us at the following address or telephone number: Secretary, American National Insurance Company, One Moody Plaza, Galveston, Texas 77550, telephone (409) 766-6537.

Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of our Company. The complete text of the Code of Business Conduct and Ethics is available through a link provided on our website at www.anico.com/InvestorRelations/CorporateGovernance/index.htm and will be provided to any person free of charge upon request made to the Company’s Secretary at the address shown on page 1. Any amendments to the Code of Business Conduct and Ethics and any waivers granted under the Code of Business Conduct and Ethics to our directors or executive officers will be disclosed on a Form 8-K filed with the SEC.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the full Board of Directors by writing to the Board or a specific director or directors in care of the Company’s Secretary at the address shown on page 1, by facsimile transmission to (409) 766-6803, or by e-mail to mark.flippin@anico.com. All such communications will be forwarded to the Board, as specified.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Exchange Act of 1934, as amended, that might incorporate future filings including this proxy statement, in whole or in part, the report of the Compensation Committee and the report of the Audit Committee included in this proxy statement shall not be incorporated by reference to any such filings.

OTHER MATTERS

The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

J. Mark Flippin, Secretary

Galveston, Texas

March 21, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

AMERICAN NATIONAL INSURANCE COMPANY

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, WHICH ARE "FOR ALL" IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Please mark your votes as indicated in this example ☒

1. ELECTION OF DIRECTORS — FOR ALL ☐ WITHHOLD FOR ALL ☐ *EXCEPTIONS ☐

Nominees:
01 Robert L. Moody,
02 James E. Pozzi,
03 Frances Anne Moody-Dahlberg,
04 Russell S. Moody,
05 William L. Moody, IV,
06 James D. Yarbrough,
07 Arthur O. Dummer,
08 Dr. Shelby M. Elliott, and
09 Frank P. Williamson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

2. Ratification of the appointment of KPMG LLP as auditors for 2012. — FOR ☐ AGAINST ☐ ABSTAIN ☐

3. In accordance with their best judgment upon all other matters which may properly come before the meeting.

(PLEASE SIGN AND RETURN PROMPTLY)

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

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▼ **FOLD AND DETACH HERE** ▼

AMERICAN NATIONAL INSURANCE COMPANY

Proxy for Annual Meeting April 27, 2012.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Robert L. Moody and G. Richard Ferdinandtsen, or either of them, as lawful attorneys and proxies of the undersigned with full powers of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the shares of Common Stock of American National Insurance Company (the "Company") which the undersigned may be entitled to vote at the Annual Meeting to be held in the Mary Moody Northen Auditorium of the American National Insurance Company Building, One Moody Plaza, Galveston, Texas, at 10:00 a.m., Local Time, on April 27, 2012 and at any and every adjournment thereof, and there to vote.

Proxy materials are available on-line at:
https://materials.proxyvote.com/028591

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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